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GMS INC. TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GMS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

To the Stockholders of GMS Inc.:

        You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of GMS Inc., on Tuesday, October 30, 2018, at 1:00 p.m. (Eastern Time) at our headquarters located at 100 Crescent Centre Parkway, Seventh floor, Tucker, GA 30084.

        At the Annual Meeting, you will be asked to (i) elect three Class II directors to our board of directors, (ii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2019, (iii) approve, on an advisory basis, the compensation of our named executive officers, and (iv) transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the progress of our business and respond to comments and questions of general interest to our stockholders.

        It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting.

        Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to each of our stockholders providing instructions on how to access our proxy materials and fiscal 2018 Annual Report over the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online, by telephone or by completing and mailing a proxy card and includes instructions on how to request a printed set of the proxy materials.

        We thank you for your continued support and interest in GMS Inc.

Sincerely,
/s/ G. MICHAEL CALLAHAN, JR. G. Michael Callahan, Jr. President, Chief Executive Officer and Director

GMS INC.
100 Crescent Centre Parkway, Suite 800
Tucker, Georgia 30084

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 30, 2018

        NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of GMS Inc., will be held on Tuesday, October 30, 2018, at 1:00 p.m. (Eastern Time) at our headquarters located at 100 Crescent Centre Parkway, Seventh floor, Tucker, GA 30084, for the following purposes:

  •
  Proposal 1: To elect three Class II directors to our board of directors to hold office until the 2021 annual meeting of stockholders;

  •
  Proposal 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2019;

  •
  Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers; and

  •
  To transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Stockholders of record at the close of business on September 4, 2018 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        A Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our fiscal 2018 Annual Report is first being mailed on or about September 20, 2018 to all stockholders entitled to vote at the Annual Meeting.

By Order of the Board of Directors,
/s/ CRAIG D. APOLINSKY Craig D. Apolinsky Vice President, General Counsel and Corporate Secretary

Tucker, Georgia
September 20, 2018

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

This Notice of Meeting, Proxy Statement, Proxy Card and our fiscal 2018 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended April 30, 2018, are available at investor.gms.com.

YOUR VOTE IS VERY IMPORTANT. PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE OR MAIL.

GMS INC.

GMS INC.
100 Crescent Centre Parkway, Suite 800
Tucker, Georgia 30084

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 30, 2018

GENERAL

        We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the "Board") of GMS Inc., a Delaware corporation, of proxies to be voted at our 2018 Annual Meeting of Stockholders and at any reconvened meeting after an adjournment or postponement of the meeting (the "Annual Meeting"). We will hold the Annual Meeting at our headquarters located at 100 Crescent Centre Parkway, Seventh floor, Tucker, GA 30084 on Tuesday, October 30, 2018 at 1:00 p.m. (Eastern Time). Unless the context otherwise requires, all references in this Proxy Statement to "GMS," "Company," "we," "us," and "our" refer to GMS Inc. and its subsidiaries.

        Our mailing address and principal executive office is 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084. Our website is located at investor.gms.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

        Securities and Exchange Commission ("SEC") rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. We have saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with SEC rules. In accordance with these rules, on or about September 20, 2018, we expect to mail to our stockholders a notice providing instructions on how to access our proxy materials and fiscal 2018 Annual Report on the Internet (the "Notice of Internet Availability of Proxy Materials"). The Notice of Internet Availability of Proxy Materials, which cannot itself be used to vote your shares, also provides instructions on how to vote online, by telephone or by completing and mailing a proxy card and includes instructions on how to request a paper copy of the proxy materials, if you so desire. The Notice of Internet Availability of Proxy Materials includes a control number that must be entered at the website provided on the notice in order to view the proxy materials. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement and fiscal 2018 Annual Report are available to you at investor.gms.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

        At the Annual Meeting, you will consider and vote upon:

  •
  Proposal 1: The election of the three Class II director nominees identified in this Proxy Statement;

  •
  Proposal 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2019;

  •
  Proposal 3: The approval, on an advisory basis, of the compensation of our named executive officers; and

  •
  The transaction of any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

        The information provided in the "question and answer" format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

What is a proxy?

        The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted at the Annual Meeting in accordance with the stockholder's specific voting instructions.

Why am I receiving these materials?

        You are receiving these materials because at the close of business on September 4, 2018 (the "Record Date"), you owned shares of the Company's common stock, $0.01 par value per share. All stockholders of record on the Record Date are entitled to attend and vote at the Annual Meeting. Each share of our common stock is entitled to one vote on each matter presented for a vote at the Annual Meeting. As of July 31, 2018, we had 41,138,634 shares of common stock outstanding.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. The Company has elected to mail a Notice of Internet Availability of Proxy Materials, rather than sending a full set of these materials in the mail. The Notice of Internet Availability of Proxy Materials will be sent to stockholders beginning on or about September 20, 2018, and the proxy materials will be posted on the investor relations portion of the Company's website, investor.gms.com, and on the website referenced in the Notice of Internet Availability of Proxy Materials on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company's stockholders and lowers the Company's costs. All stockholders will have the ability to access, and receive instructions on how to access, the proxy materials over the Internet or request a printed set of the proxy materials, if desired. The Notice of Internet Availability of Proxy Materials will also provide instructions on how to vote online. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What shares are included on my proxy card?

        You will receive one proxy card for all the shares of the Company's common stock that you hold as a stockholder of record (in certificate form or in book-entry form).

        If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank or other nominee.

What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

        The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Proposal		How may I vote?	How does the Board recommend that I vote?
1.	The election of the three Class II director nominees identified in this Proxy Statement, each for a three-year term or until his or her successor is duly elected and qualified.	You may (i) vote FOR the election of all Class II director nominees named herein; (ii) WITHHOLD authority to vote for all such Class II director nominees; or (iii) vote FOR the election of all such Class II director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy.	The Board recommends that you vote FOR all three of the Class II director nominees.
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2019.
		You may vote FOR or AGAINST the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2019, or you may indicate that you wish to ABSTAIN from voting on the matter.	The Board recommends that you vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2019.
3.	The approval, on an advisory basis, of the compensation of our named executive officers.	You may vote FOR or AGAINST the approval, on an advisory basis, of the compensation of our named executive officers, or you may indicate that you wish to ABSTAIN from voting on the matter.	The Board recommends that you vote FOR the approval, on an advisory basis, of the Company's executive compensation.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with the Company's transfer agent, Broadridge Financial Solutions, Inc. ("Broadridge"), you are considered the "stockholder of record" with respect to those shares. The Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the fiscal 2018 Annual Report and proxy card with postage-paid envelope), as applicable, will be sent to stockholders beginning on or about September 20, 2018, and the proxy materials will be posted on the investor relations portion of the Company's website, investor.gms.com, and on the website referenced in the Notice of Internet Availability of Proxy Materials on the same day.

        If your shares are held with a broker or in an account at a bank, you are considered the "beneficial owner" with respect to those shares. These shares are sometimes referred to as being held

"in street name." The Notice of Internet Availability of Proxy Materials or full set of proxy materials, as applicable, would have been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in proxy materials or by following the instructions on the enclosed proxy card for voting online or by telephone. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How do I vote if I am a stockholder of record?

        As a stockholder of record, you may vote your shares in any one of the following ways:

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  Call the toll-free number shown on the proxy card;

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  Vote on the Internet on the website shown on the proxy card;

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  Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or

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  Vote in person at the Annual Meeting.

        Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or online will not affect your right to attend the Annual Meeting and vote in person.

How do I vote if I am a beneficial owner?

        As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions that your broker, bank or other nominee sent to you. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a broker, bank or other nominee. As a beneficial owner, if you wish to change the directions that you have provided your broker, bank or other nominee, you should follow the instructions that your broker, bank or other nominee sent to you.

        As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How can I attend the Annual Meeting?

        You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid proxy for the Annual Meeting as described in the previous question. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to September 4, 2018, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. You may contact us by telephone by contacting our General Counsel and Corporate Secretary at (800) 392-4619 to obtain directions to vote in person at the Annual Meeting.

What can I do if I change my mind after I vote?

        If you are a stockholder of record, you can revoke your proxy before it is exercised by:

  •
  written notice of revocation delivered before the Annual Meeting to our General Counsel and Corporate Secretary at 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084;

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  a valid, later-dated proxy delivered to us before the Annual Meeting;

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  a later-dated online vote or vote by telephone, in each case prior to 11:59 p.m. (Eastern Time) on October 29, 2018; or

  •
  attending the Annual Meeting and voting in person by ballot.

        If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question "How do I vote if I am a beneficial owner?" above. All shares represented by valid proxies received and not revoked will be voted at the Annual Meeting in accordance with the stockholder's specific voting instructions.

What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

        If you are a stockholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

  •
  FOR the election of each of the Class II director nominees identified in this Proxy Statement;

  •
  FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2019; and

  •
  FOR the approval, on an advisory basis, of the compensation of our named executive officers.

What votes need to be present to hold the Annual Meeting?

        Under our Amended and Restated Bylaws, a quorum will exist at the Annual Meeting if stockholders holding a majority of the shares entitled to vote at the Annual Meeting are present in person or by proxy. Stockholders of record who return a proxy or attend the Annual Meeting in person will be considered part of the quorum. Abstentions are counted as "present" for determining a quorum.

How are votes counted?

        In the election of the Class II directors, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee. For all other proposals, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board. If you sign your proxy card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

What is the effect of broker non-votes?

        Under the rules of the New York Stock Exchange ("NYSE"), if you are a beneficial owner, your broker, bank or other nominee only has discretion to vote on certain "routine" matters without your voting instructions. These rules also provide, however, that when a proposal is not a "routine" matter and your broker, bank or other nominee has not received your voting instructions with respect to such proposal, your broker, bank or other nominee cannot vote your shares on that proposal. When a broker, bank or other nominee does not cast a vote for a non-routine matter, it is called a "broker non-vote." Your broker, bank or other nominee may not vote your shares with respect to the election of director nominees and the approval of the compensation of our named executive officers in the absence of your specific instructions as to how to vote with respect to these matters, because under such rules these matters are not considered "routine" matters. The ratification of the appointment of Ernst & Young LLP is considered a routine matter and as a result there will be no broker non-votes with respect to this proposal. Broker non-votes will have no effect on the outcome on the other two proposals.

What is the voting requirement to approve each of the proposals?

        The following table sets forth the voting requirements with respect to each of the proposals:

Proposal		Voting Requirement
1.	The election of the three Class II director nominees identified in this Proxy Statement each for a three-year term or until his or her successor is duly elected and qualified.	Each Class II director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2019.
To be approved, this vote must be approved by a majority of the votes present in person or by proxy and entitled to vote on the proposal, meaning that the votes cast by the stockholders "FOR" the approval of the proposal must exceed the number of votes cast "AGAINST" the approval of the proposal and the number of abstentions. If a stockholder votes to "ABSTAIN," it has the same effect as a vote "AGAINST."
3.	The approval, on an advisory basis, of the compensation of our named executive officers.
To be approved, this non-binding vote must be approved by a majority of the votes present in person or by proxy and entitled to vote on this proposal, meaning that the votes cast by the stockholders "FOR" the approval of the proposal must exceed the number of votes cast "AGAINST" the approval of the proposal and the number of abstentions. If a stockholder votes to "ABSTAIN," it has the same effect as a vote "AGAINST."

        Other matters that may properly come before the Annual Meeting may require more than a majority vote under our Amended and Restated Bylaws, our Second Amended and Restated Certificate of Incorporation, the laws of Delaware or other applicable laws.

Who will count the votes?

        A representative of Merrill Corporation will act as the inspector of elections and count the votes.

Where can I find the voting results?

        We will announce the preliminary voting results at the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting. If on the date of this Form 8-K filing the inspectors of election for the Annual Meeting have not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the fiscal 2018 Annual Report and proxy card with postage-paid envelope), as applicable, and any additional information furnished to stockholders. Broadridge will assist us in distribution of the proxy materials and Merrill Corporation will provide voting and tabulation services for the Annual Meeting. We may reimburse banks, brokers, custodians and nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Are you "householding" for stockholders sharing the same address?

        The SEC's rules permit us to deliver a single copy of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the fiscal 2018 Annual Report and proxy card with postage-paid envelope), as applicable, to an address that two or more stockholders share. This method of delivery is referred to as "householding" and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the fiscal 2018 Annual Report and proxy card with postage-paid envelope), as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. If printed copies of proxy materials are requested, we will still send each stockholder an individual proxy card.

        If you did not receive an individual copy of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the fiscal 2018 Annual Report and proxy card with postage-paid envelope), as applicable, we will send copies to you if you contact us at 100 Crescent Centre Parkway, Tucker, Georgia 30084, Attention: General Counsel and Corporate Secretary or by telephone at (800) 392-4619. If you and other residents at your address have been receiving multiple copies of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the fiscal 2018 Annual Report and proxy card with postage-paid envelope), as applicable, and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

What is the deadline for stockholders to propose actions for consideration at the 2019 annual meeting of stockholders?

        Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2019 annual meeting of stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our Amended and Restated Bylaws, no earlier than July 2, 2019 and no later than August 1, 2019. Stockholders are advised to review our Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our General Counsel and Corporate Secretary at 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084. The requirements for advance notice of stockholders proposals under our Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange

Act"), as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Amended and Restated Bylaws and other applicable requirements.

        May 23, 2019 is the deadline for stockholders to submit proposals to be included in our proxy statement under Rule 14a-8 under the Exchange Act for our 2019 annual meeting of stockholders. However, if the date of the 2019 annual meeting of stockholders is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2018 annual meeting of stockholders. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our General Counsel and Corporate Secretary at 100 Crescent Center Parkway, Suite 800, Tucker, Georgia 30084. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

Whom should I call if I have any questions?

        If you have any questions about the Annual Meeting or your ownership of Company voting stock, please contact our transfer agent at:

Broadridge Corporate Issuer Solutions, Inc.
P.O. Box 1342
Brentwood, NY 11717
Internet: www.shareholder.broadridge.com
Telephone: (877) 830-4936
Email: shareholder@broadridge.com

BACKGROUND OF THE COMPANY

        Founded in 1971, we are a distributor of specialty building products including wallboard, suspended ceilings systems, or ceilings, steel framing and other complementary specialty building products. We purchase products from a large number of manufacturers and then distribute these goods to a customer base consisting of wallboard and ceilings contractors and homebuilders and, to a lesser extent, general contractors and individuals. We operate a network of more than 240 distribution centers across the United States and Canada.

        On April 1, 2014, GMS Inc. acquired, through its wholly-owned entities, GYP Holdings II Corp. and GYP Holdings III Corp., all of the capital stock of Gypsum Management and Supply, Inc. We refer to this acquisition as the "Acquisition."

        On June 1, 2016, we completed our initial public offering, or IPO, and our common stock began trading on the New York Stock Exchange, or the NYSE, on May 26, 2016 under the ticker symbol "GMS".

        In February, June and December of 2017, certain of our stockholders completed secondary public offerings of our common stock. We did not receive any proceeds from the sale of our common stock by the selling stockholders. Prior to the secondary offering in June 2017, we were a "controlled company," within the meaning of the corporate governance standards of the New York Stock Exchange, by a control group, consisting of certain affiliates of AEA Investors LP, which we refer to collectively as "AEA," or our Sponsor, and certain of our other stockholders, which controlled a majority of the voting power of our outstanding common stock. As a result of the June 2017 offering, the control group no longer controls a majority of the voting power of our outstanding common stock and, accordingly, we are no longer a "controlled company."

        On June 1, 2018, we acquired all of the outstanding equity interests of WSB Titan ("Titan"), a distributer of drywall, lumber, commercial and residential building materials. Titan is Canada's largest gypsum specialty dealer with 30 locations across five provinces in Canada. The transaction extends our leadership position in North America with expanded scale and footprint, expands our geographic coverage into the Canadian market and creates opportunities for further expansion in both the United States and Canada.

 PROPOSAL 1—ELECTION OF CLASS II DIRECTORS

        Our Board has nominated three people for election as Class II directors at the Annual Meeting. Each of the nominees currently is a director of the Company. If our stockholders elect these directors, then the directors will hold office until the annual meeting of stockholders in 2021, or until their successors have been duly elected and qualified, subject to the director's earlier death or resignation or removal. Each of the Board's nominees has consented to be named in this Proxy Statement and has agreed to serve if elected. If for some reason any of the Board's nominees is unable to serve or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board's remaining nominees.

        We believe each of the Board's nominees meets the qualifications established by the Board for service on our Board and has professional experience in areas that are extremely relevant to our strategy and operations. We also believe that the skills, experience, backgrounds and attributes of the Board's nominees make them the best candidates to serve on our Board.

        The following table sets forth, as of August 28, 2018, the name and age of each nominee for director, indicating all positions and offices with us currently held by such director:

Name	Age	Position
John J. Gavin	62	Director
Ronald R. Ross	66	Director
J. David Smith	69	Director

        See the section of this Proxy Statement entitled "Management and Board of Directors" for descriptions of the backgrounds and principal occupations of each of our Class II director nominees, as of August 28, 2018.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL THREE OF THE BOARD'S CLASS II DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance

        We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefits of our stockholders. We regularly review and consider our corporate governance policies and practices, the SEC's corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our common stock is traded.

        We have adopted the GMS Inc. Corporate Governance Guidelines (our "Corporate Governance Guidelines"), which provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

  •
  the composition, structure and policies of the Board and its committees;

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  director qualification standards;

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  expectations and responsibilities of directors;

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  management succession planning;

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  the evaluation of Board performance;

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  principles of Board compensation; and

  •
  communications with stockholders and non-management directors.

        Our Corporate Governance Guidelines further provide that the Board, acting through the Nominating and Corporate Governance Committee (as described below), conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. In addition, our Corporate Governance Guidelines provide that each committee conduct a self-evaluation and compare its performance to the requirements of its charter.

        Our Corporate Governance Guidelines are posted on our website at investor.gms.com/govdocs. Our Corporate Governance Guidelines are reviewed by the Nominating and Corporate Governance Committee from time to time to ensure that they effectively promote the best interests of both the Company and the Company's stockholders and that they comply with all applicable laws, regulations and NYSE requirements.

Code of Business Conduct and Ethics

        We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at investor.gms.com/govdocs. In the event that we amend or waive certain provisions of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we will disclose the same on our website.

Board Composition

        In accordance with the terms of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Board is divided into three classes, Class I, Class II and

Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

  •
  the Class II directors are Messrs. John J. Gavin, Ronald R. Ross and J. David Smith, and if reelected, their terms will next expire at the annual meeting of stockholders to be held in 2021;

  •
  the Class III directors are Messrs. Brian R. Hoesterey, Richard K. Mueller and J. Louis Sharpe, and their terms will expire at the annual meeting of stockholders to be held in 2019; and

  •
  the Class I directors are Messrs. Peter C. Browning, G. Michael Callahan, Jr. and Thereon I. Gilliam, and their terms will expire at the annual meeting of stockholders to be held in 2020.

Board of Directors and Director Independence

Controlled Company

        Prior to the completion of the secondary offering of our common stock in June 2017, AEA controlled a majority of the voting power of our common stock. We therefore were a "controlled company" within the meaning of the NYSE listing standards and as a result were not required to comply with certain director independence standards and other requirements of the NYSE.

        Following the completion of the secondary offering of our common stock that closed on June 1, 2017, AEA no longer controlled a majority of the voting power of our outstanding common stock. Accordingly, as of such date we were no longer a "controlled company." Consequently, the NYSE listing standards require us to (i) have a majority of independent directors on our Board; (ii) have a majority of independent directors on each of the Compensation Committee and Nominating and Corporate Governance Committee; (iii) have the Compensation Committee and Nominating and Corporate Governance Committee be composed entirely of independent directors; and (iv) perform an annual performance evaluation of the Compensation Committee and the Nominating and Corporate Governance Committee. As of June 1, 2018, we were in compliance with all NYSE listing standards.

Director Independence and Independence Determinations

        Under our Corporate Governance Guidelines and NYSE listing standards, a director is not independent unless our Board affirmatively determines that he or she does not have a material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

        Our Board has affirmatively determined that Messrs. Peter C. Browning, John J. Gavin, Theron I. Gilliam, Ronald R. Ross and J. David Smith are independent directors under the rules of the NYSE and independent directors as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. Mr. G. Michael Callahan, Jr., our President and Chief Executive Officer, is not independent because of his position as an executive officer. Mr. Richard K. Mueller, the Chairman of our Board (our "Chairman"), is not independent because of his strategic responsibilities with our business. Our remaining directors, Messrs. Brian R. Hoesterey and J. Louis Sharpe, are not independent because of their affiliations with AEA.

Board Leadership Structure

        We currently separate the roles of Chief Executive Officer and Chairman of the Board. These positions are currently held by G. Michael Callahan, Jr., as our Chief Executive Officer, and Richard K. Mueller, as the Chairman of the Board. We believe this leadership structure is appropriate for our Company due to the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chairman of the Board provides guidance to the Chief Executive Officer, chairs board meetings, sets the agendas for meetings of our Board as well as provides information to the members of our Board in advance of such meetings. In addition, separating the roles of Chief Executive Officer and Chairman of the Board allows the Chairman to provide oversight of our management.

        In July 2018, to facilitate and strengthen the Board's independent oversight of the Company's strategies, performance and succession planning, and to uphold effective governance standards, the Board developed the role of a lead independent director. The position of lead independent director is currently held by Mr. John J. Gavin. As Lead Independent Director, Mr. Gavin will help coordinate the efforts of the non-management directors in the interest of ensuring that objective judgement is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management.

Board Oversight of Risk Management

        Our Board administers its risk oversight function primarily through the Audit Committee. To that end, our Audit Committee meets at least quarterly with our Chief Financial Officer and our independent auditors where it receives regular updates regarding our management's assessment of risk exposures including liquidity, credit and operational risks, cybersecurity risks and the process in place to monitor such risks and review results of operations, financial reporting and assessments of internal controls over financial reporting. Our Board believes that its administration of risk management has not affected the Board's leadership structure, as described above.

        In addition, the Chief Executive Officer's membership on, and collaboration with, the Board allows Mr. Callahan to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business and financial risks. Mr. Callahan is available to the Board to address any questions from other directors regarding executive management's ability to identify and mitigate risks and weigh them against potential rewards.

Director Selection Process

        The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director nominees and recommending to the Board those candidates to be nominated for election to the Board, subject to AEA's right to nominate directors to the Board. The Nominating and Corporate Governance Committee does not apply any specific minimum qualifications when considering director nominees. Instead, the Nominating and Corporate Governance Committee considers all factors it deems appropriate, which may include, among others (a) ensuring that the Board, as a whole, is appropriately diverse and the extent to which a candidate would fill a present need on the Board, (b) the Board's size and compositions, (c) our corporate governance policies and any applicable laws, (d) individual director performance, expertise, relevant business and financial experience, integrity and willingness to serve actively, (e) the number of other public and private company boards on which a director candidate serves and (f) consideration of director nominees properly proposed by third parties with the legal right to nominate directors or by stockholders in accordance with our bylaws. The Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company's business and structure. Although the Company does not have a formal policy with respect to diversity, as a matter of practice, the Board considers diversity in the context of the Board as a whole and takes into account considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work. Stockholders may also nominate directors for election at the Company's annual stockholders meeting by following the provisions set forth in the Company's Amended and Restated Bylaws, whose qualifications the Nominating and Corporate Governance Committee will consider.

        Additionally, for so long as certain affiliates of AEA hold an aggregate of at least 10% of our outstanding common stock, AEA shall be entitled to nominate at least one individual for election to our Board, and our Board and Nominating and Corporate Governance Committee shall nominate and recommend to our stockholders that such individual be elected to our Board. As of July 31, 2018, AEA and its affiliates owned approximately 16.6% of our outstanding common stock. Certain parties to the stockholders' agreement, dated April 1, 2014, by and among the Company, certain affiliates of AEA, certain members of management and all of our existing stockholders prior to our IPO (the "Stockholders' Agreement"), have agreed to vote all of their shares to elect such individual to our Board. See "Certain Relationships and Related Party Transactions—Related Party Transactions—Stockholders Agreement" for a description of the AEA's right to nominate directors.

Meetings of the Board and Committees

        During the fiscal year ended April 30, 2018, the Board held five meetings. All of the directors who served during the fiscal year ended April 30, 2018 attended at least 75% of the total meetings of the Board and each of the Board committees on which such director served during their respective tenure. Directors are expected to make best efforts to attend all Board meetings, all meetings of the committee or committees of the Board of which they are a member and the annual meeting of stockholders. Attendance by telephone or videoconference is deemed attendance at a meeting.

        Pursuant to our Corporate Governance Guidelines, our Board currently plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Non-Management Directors

        Pursuant to our Corporate Governance Guidelines, in order to ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings with no members of management present. The Lead Independent Director or a director designated by such non-management directors, presides at the executive sessions.

Communications with the Board

        Any interested parties wishing to communicate with, or otherwise make his or her concerns known directly to the Board or chairperson of any of the Audit, Compensation and Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel and Corporate Secretary of the Company, 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084. The General Counsel and Corporate Secretary will forward such communications to the appropriate party as soon as practicable. Such communications may be done confidentially or anonymously.

Committees of the Board

        The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, as described below. Currently, our Audit Committee, Compensation

Committee and Nominating and Corporate Governance Committee consist entirely of independent directors. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter approved by the Board, copies of which are available on our website at investor.gms.com/govdocs.

        The following table shows the current membership of each committee of our Board and the number of meetings held by each committee during the fiscal year ended April 30, 2018:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Peter C. Browning		✓	Chair
John J. Gavin	Chair		✓
Theron I Gilliam, Jr.		✓	✓
Brian R. Hoesterey(1)
Ronald R. Ross	✓		✓
J. Louis Sharpe(1)
J. David Smith	✓	Chair	✓
Number of Fiscal Year 2018 Meetings	8	6	4

(1)
On June 6, 2018, the Board accepted the resignation of Brian R. Hoesterey and J. Louis Sharpe from the Compensation Committee and accepted the resignation of J. Louis Sharpe from the Nominating and Corporate Governance Committee.

Audit Committee

        Currently, the members of the Audit Committee are Messrs. John J. Gavin, as Chairman, Ronald R. Ross and J. David Smith. Mr. Gavin qualifies as our "audit committee financial expert" within the meaning of regulations adopted by the SEC. The Audit Committee recommends the annual appointment and reviews independence of auditors and reviews the scope of audit and non-audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions, and investigations into matters related to audit functions. The audit committee is also responsible for overseeing risk management on behalf of our Board. See "—Board Oversight of Risk Management." Our Audit Committee consists entirely of independent directors.

        The charter of the Audit Committee permits the committee to, in its discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Compensation Committee

        Currently, the members of the Compensation Committee are Messrs. J. David Smith, as Chairman, Peter C. Browning and Theron I. Gilliam. The principal responsibilities of the Compensation Committee are to review and approve matters involving executive and director compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements, and authorize our Company to enter into employment and other employee related agreements. Our Compensation Committee consists entirely of independent directors.

        The charter of the Compensation Committee permits the committee to, in its discretion, delegate its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law. All proposed delegations of duties of must be adopted by a resolution of the Compensation Committee and reviewed for compliance with the corporate governance standards of the NYSE, the rules and regulations of the SEC and Delaware corporate law.

        In making executive compensation decisions, the Compensation Committee receives advice from its independent compensation consultant, Aon Consulting. In 2017, Aon's services to the Company included evaluating the competitive positioning of our executive officers' base salaries, annual incentive, and long-term equity incentive compensation relative to our primary peer group; advising the Compensation Committee on chief executive officer and other executive officer target award levels within the long-term equity incentive program and, as needed, on actual compensation actions; briefing the Compensation Committee on executive compensation trends among our peers and broader industry; creating and evaluating the potential impact of our equity programs on annual share use, run rate and total dilution and providing input on the reasonableness of alternative actions related to outstanding and prospective equity grants; evaluating the current compensation arrangements for directors and provided recommendations for improving the alignment with competitive practices; and providing ongoing advice as needed.

        The Company paid fees for services related to determining or recommending the amount or form of executive and non-employee director compensation of $244,379. During the year, Aon also provided other services to the Company, including health and welfare benefits consulting, for which the Company paid fees of $200,000. The decision to engage Aon for the services not related to executive compensation consulting services was made by management. Management informed the Compensation Committee of its engagement of Aon, but did not ask the Compensation Committee for formal approval of the engagement.

        Aon conducts an annual review of its performance, and prepares an annual independence document for the Compensation Committee that provides assurances and confirmation of the consultant's independent status under the SEC's standards. The Compensation Committee then evaluates Aon Consulting's independence annually pursuant to the SEC's rules and the NYSE's rules. In making its determination, the Compensation Committee took into account that no member of the Aon Consulting team that works for the Compensation Committee has either a business or personal relationship with either any member of executive management or member of the Compensation Committee as defined by the NYSE's rules.

        For evaluating the independence of Aon Consulting the Compensation Committee took into account that the fees for the non-executive compensation of $200,000 were less than .01% of Aon plc's 2017 revenues.

        Based on all considerations, the Compensation Committee concluded that no conflict of interest existed in connection with the executive compensation services and considers Aon Consulting to be independent.

        Although Aon Consulting is retained directly by the Compensation Committee, Aon Consulting personnel interact with our executive officers as needed, specifically the Chief Executive Officer, Chief Human Resources Officer and General Counsel and their staffs to provide the Compensation Committee with relevant compensation and performance data for our executives and the Company. In addition, Aon Consulting personnel may interact with management to confirm information, identify data questions, and/or exchange ideas.

Nominating and Corporate Governance Committee

        Currently, the members of the Nominating and Corporate Governance Committee are Messrs. Peter C. Browning, as Chairman, John J. Gavin, Theron I. Gilliam, Ronald R. Ross and J. David Smith. The Nominating and Corporate Governance Committee assists our Board in identifying individuals qualified to become board members, makes recommendations for nominees for committees and develops, recommends to the Board and reviews our corporate governance principles. Our Nominating and Corporate Governance Committee consists entirely of independent directors.

        The charter of the Nominating and Corporate Governance Committee permits the committee to, in its sole discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Director Compensation

        Under the Company's director compensation program, each non-management, independent director receives an annual retainer of $70,000, paid in amounts of $17,500 per quarter. The chair of the Audit Committee receives an additional annual retainer of $25,000, paid in amounts of $6,250 per quarter. The chair of the Compensation Committee receives an additional annual retainer of $20,000, paid in amounts of $5,000 per quarter. The chair of the Nominating and Corporate Governance Committee receives an additional retainer of $15,000, paid in amounts of $3,750 per quarter. Each non-chair independent member of the Audit Committee receives an additional annual retainer of $12,500 paid in amounts of $3,125 per quarter. Each non-chair independent member of the Compensation Committee receives an additional retainer of $10,000, paid in amounts of $2,500 per quarter. Each non-chair independent member of the Nominating and Corporate Governance Committee receives an additional retainer of $7,500, paid in amounts of $1,875 per quarter.

        Shown below is information regarding the director compensation for each member of the Board for fiscal 2018, other than for Messrs. Mueller and Callahan who did not receive director fees in fiscal 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)
Peter C. Browning	$93,125	—	—	$93,125
John J. Gavin	100,625	—	—	100,625
Theron I. Gilliam	81,875	—	—	81,875
Brian B. Hoesterey	—	—	—	—
Ronald R. Ross	84,375	—	—	84,375
J. Louis Sharpe	—	—	—	—
J. David Smith	96,875	—	—	96,875

(1)
None of our directors were granted stock awards or option awards in fiscal 2018. As of April 30, 2018, each of Messrs. Browning, Gavin, Ross and Smith had 30,474 options outstanding to purchase shares of Company common stock at an exercise price of $12.31 per share and Mr. Gilliam had 30,474 options outstanding to purchase shares of Company common stock at an exercise price of $14.77 per share. As of April 30, 2018, 1,904 of the outstanding options of Messrs. Browning, Gavin, Ross and Smith were unvested and 5,712 of the outstanding options of Mr. Gilliam were unvested.

        Messrs. Hoesterey, Smith, Sharpe, Browning and Gilliam were members of the Compensation Committee during fiscal 2018, none of whom was an officer or employee of the Company at any time. During fiscal 2018, none of our executive officers served as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Compensation Committee, and none of our executive officers served as a member of the compensation committee of an entity that has an executive officer serving as a director on the Board.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of our Compensation Committee (or other committee performing equivalent functions) and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

No Hedging Policy

        The Company's Securities Trading Policy prohibits all directors and executive officers of the Company from effecting short sales, put options, call options or other derivative securities, holding securities in a margin account or otherwise pledging securities as collateral for a loan or hedging or similar monetization transactions with respect to the Company's common stock.

 PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the Company's independent registered public accounting firm. As part of this responsibility, the Audit Committee routinely reviews the performance and retention of our independent registered public accounting firm.

        During the fiscal year ended April 30, 2018, the Audit Committee completed a competitive process to review the appointment of the Company's independent registered public accounting firm for the fiscal year ending April 30, 2018. This process involved the consideration of, among other factors, cost estimates from multiple "Big Four" accounting firms. As a result of this process, on August 31, 2017, the Audit Committee approved the dismissal of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm, effective upon the completion of their review of the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2017, which was completed on September 6, 2017. There were no disagreements between the Company and PwC during the Company's fiscal years ended April 2017 and 2016 or during the interim period preceding PwC's dismissal. Also on August 31, 2017, the Audit Committee elected to engage Ernst & Young LLP to serve as our independent registered public accounting firm for the remainder of the fiscal year ended April 30, 2018.

        During the fiscal years ended April 30, 2017 and 2016 and the subsequent interim period through August 31, 2017 there were no "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such fiscal years. During the fiscal years ended April 30, 2017 and 2016 and any subsequent interim period through August 31, 2017, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Company's internal control over financial reporting was not effective due to the existence of material weaknesses in the Company's internal control over financial reporting, which was disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2017. Additionally, there were two material weaknesses identified as of April 30, 2016 that were remediated as of April 30, 2017. PwC discussed each of these matters with the Audit Committee. The Company has authorized PwC to fully respond to the inquiries of Ernst & Young LLP, the successor independent registered public accounting firm, concerning these matters.

        The Audit Committee has appointed Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ended April 30, 2019. We have engaged Ernst & Young LLP as our independent registered public accounting firm since August 2017. We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING APRIL 30, 2019.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES AND SERVICES

        The following table presents the fees billed by Ernst & Young LLP, our independent auditors for the fiscal year ended April 30, 2018, and PwC, our independent auditors for the fiscal year ended April 30, 2017:

Type of Fees	Fiscal Year Ended April 30, 2018	Fiscal Year Ended April 30, 2017
Audit Fees(1)	$2,437,000	$3,439,672
Audit-Related Fees(2)	105,000	—
Tax Fees(3)	225,507	—
All Other Fees(4)	508,000	—

Total	$3,275,507	$3,439,672

(1)
Audit fees consist of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under audit fees. Audit-related fees in fiscal 2018 include fees for services provided in connection with our secondary offering in December 2017.

(3)
Tax fees are fees for a variety of permissible services relating to tax compliance, tax planning and tax advisory services. Tax fees in fiscal 2018 include tax due diligence in connection with our acquisition of Titan.

(4)
All other fees relate to professional services not included in the categories above, including fees related to a subscription to an accounting research tool. All other fees in fiscal 2018 include due diligence in connection with our acquisition of Titan.

        The Audit Committee's outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

 POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT RELATED
SERVICES OF INDEPENDENT AUDITORS

        The Audit Committee is responsible for the appointment, compensation, retention, oversight and termination of the Company's independent registered public accounting firm. The Audit Committee has adopted a policy requiring that substantially all audit, audit-related and non-audit services provided by the independent auditor be pre-approved by the Audit Committee. Pre-approval is not necessary for certain minor non-audit services that (i) do not constitute more than 5% of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year the non-audit services were provided; (ii) were not recognized by the Company to be non-audit services at the time of the engagement for such services; and (iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has adopted a policy that prohibits our independent auditors from providing the following services:

  •
  bookkeeping or other services related to the accounting records or financial statements of the Company;

  •
  financial information systems design and implementation;

  •
  appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;

  •
  actuarial services;

  •
  internal audit outsourcing services;

  •
  management functions or human resources;

  •
  broker or dealer, investment adviser or investment banking services;

  •
  legal services and expert services unrelated to the audit; and

  •
  any other service that the Public Company Accounting Oversight Board prohibits through regulation.

        The Audit Committee's pre-approval policy is included in the Audit Committee Charter, which is available on our website at investor.gms.com/govdocs.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee is currently comprised of Messrs. John J. Gavin, as Chairman, Ronald R. Ross and J. David Smith. The Audit Committee oversees GMS Inc.'s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including maintaining an effective system of internal controls over financial reporting. The Audit Committee meets separately with management, the internal auditors and the independent registered public accounting firm. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at investor.gms.com/govdocs. The charter, among other things, provides that the Audit Committee has full authority to appoint, compensate, retain, oversee and terminate when appropriate, the independent registered public accounting firm.

        In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section of this Proxy Statement entitled "Corporate Governance and Board Matters—Committees of the Board—Audit Committee," the Audit Committee has done the following things:

  •
  reviewed and discussed the audited financial statements in GMS Inc.'s annual report on Form 10-K for the fiscal year ended April 30, 2018 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

  •
  reviewed with Ernst & Young LLP, GMS Inc.'s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of GMS Inc.'s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

  •
  received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") regarding Ernst & Young LLP's communications with the Audit Committee concerning independence;

  •
  discussed with Ernst & Young LLP its independence from management and GMS Inc. and considered whether Ernst and Young could also provide non-audit services without compromising the firm's independence;

  •
  discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61., as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the PCAOB in Rule 3200T); and

  •
  discussed with the Company's internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits, and then met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of GMS Inc.'s internal controls and the overall quality of GMS Inc.'s financial reporting.

        Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended April 30, 2018, for filing with the SEC.

        This report has been furnished by the members of the Audit Committee of the Board:

Audit Committee
John J. Gavin, Chairman
Ronald R. Ross
J. David Smith

 MANAGEMENT AND BOARD OF DIRECTORS

        The following table sets forth, as of August 28, 2018, the name and age of each executive officer and director of the Company, indicating all positions and offices with us currently held by such executive officer or director:

Name	Age	Position
Executive Officers
Richard K. Mueller	77	Chairman of the Board
G. Michael Callahan, Jr.	64	President, Chief Executive Officer and Director
H. Douglas Goforth	55	Vice President, Chief Financial Officer and Treasurer
Richard Alan Adams	58	Senior Vice President of Operations
Craig D. Apolinsky	51	Vice President, General Counsel and Corporate Secretary
Non-Employee Directors
Peter C. Browning	77	Director
John J. Gavin	62	Director
Theron I. Gilliam	53	Director
Brian R. Hoesterey	50	Director
Ronald R. Ross	66	Director
J. Louis Sharpe	44	Director
J. David Smith	69	Director

        Set forth below are descriptions of the backgrounds of each executive officer and director of the Company, as of August 28, 2018:

        Richard K. Mueller, the Chairman of our Board, co-founded our Company in 1971. Mr. Mueller served as our Chief Executive Officer from 1990 until May 2015, and as our President from 1990 until 2013. Mr. Mueller continues to be active with the long-term strategic direction and establishing relationships with suppliers, financial institutions, professional organizations and strategic acquisitions. Prior to these roles with us, Mr. Mueller was a sales representative for USG. Mr. Mueller earned a B.S. in Physical Education and an M.S. in Education from the University of Illinois. Mr. Mueller was selected as Chairman of our Board because of his leadership, significant experience as our Chief Executive Officer and his expertise in our industry.

        G. Michael Callahan, Jr., our Chief Executive Officer, President and member of our Board, joined us in 1993. Mr. Callahan has served as our Chief Executive Officer since May 2015 and as our President since 2013. From 1993 to 2013, Mr. Callahan served as our Vice President of Finance and Chief Financial Officer. Prior to joining us, from 1974 to 1993, Mr. Callahan served as a Senior Vice President and Group Manager at C&S National Bank and Nations Bank. Mr. Callahan earned a B.A. in Economics from Georgia State University. Mr. Callahan was selected to serve on our Board because of the perspective, experience and the operational expertise in our business that he has developed as our Chief Financial Officer, Chief Executive Officer and President.

        H. Douglas Goforth, our Vice President, Chief Financial Officer and Treasurer, joined us in 2014. Prior to joining us, Mr. Goforth served as a Senior Vice President, Chief Financial Officer and Treasurer at BlueLinx Holdings Inc., or BlueLinx, a publicly traded building products distributor, from February 2008 until June 2014. From November 2006 until February 2008, Mr. Goforth served as Vice President and Corporate Controller for Armor Holdings Inc., which was acquired by BAE Systems in July 2007. Previously he served as Corporate Controller for BlueLinx from May 2004 until October 2006, where he played a key role in BlueLinx's initial public offering. From 2002 until 2004 he served as Controller for BlueLinx (formerly Georgia-Pacific, Building Products Distribution Division). Mr. Goforth has over 30 years of combined accounting, finance, treasury, acquisition and management experience with leading distribution and manufacturing companies including Mitsubishi Wireless Communications, Inc., Yamaha Motor Manufacturing, Inc. and Ingersoll-Rand. Mr. Goforth is a North Carolina State Board Certified Public Accountant and earned a B.S. in Accounting from Mars Hill College in North Carolina.

        Richard Alan Adams, our Senior Vice President of Operations, joined us in 1996 and has served as our Senior Vice President of Operations since December 2016. Mr. Adams served as our Subsidiary Accounting Manager from March 1996 to May 2000, as our Controller from May 2000 to November 2013, as our Chief Financial Officer from November 2013 to August 2014, as our Vice President, Chief Accounting Officer and Chief Technology Officer from August 2014 to September 2016 and as our Vice President and Chief Information Officer from September 2016 to April 2017. Prior to joining us, Mr. Adams held various positions with Colonial Pipeline Company. Mr. Adams is a Certified Public Accountant in the State of Georgia and earned a B.B.A. from Emory University and a Masters of Taxation degree from Georgia State University.

        Craig D. Apolinsky, our Vice President, General Counsel and Corporate Secretary, joined us in July 2015. Prior to joining us, Mr. Apolinsky was a corporate and mergers and acquisitions attorney with the law firm of Taylor English Duma LLP from December 2014 until July 2015. From September 2008 until May 2014, Mr. Apolinsky served as Executive Vice President, General Counsel and Corporate Secretary for Alere Health, LLC, a healthcare services company. Previously he served as Senior Vice President, General Counsel and Corporate Secretary for Merge Healthcare Incorporated from April 2007 until August 2008. From 2005 until 2007 he worked for Gold Kist Inc., most recently serving as its Deputy General Counsel and Assistant Secretary. Prior to joining Gold Kist in 2007, Mr. Apolinsky was a partner at Alston & Bird LLP, where he practiced in the areas of corporate, securities and mergers and acquisitions for eleven years. Mr. Apolinsky received his law degree from the University of Texas at Austin School of Law and his undergraduate degree from the University of Virginia.

        Peter C. Browning has served as a member of our Board since 2014 and has served as the Managing Director of Peter C. Browning & Partners, LLC, a board advisory consulting firm, since 2009. Mr. Browning served as Lead Director of Nucor Corporation, or Nucor, from 2006 to 2012, and as Non-Executive Chairman of Nucor from 2000 to 2006. Mr. Browning was the Dean of the McColl Graduate School of Business at Queens University of Charlotte, North Carolina, from 2002 to 2005. From 1998 to 2000, Mr. Browning was President and Chief Executive Officer, from 1996 to 1998, President and Chief Operating Officer, and from 1993 to 1996, Executive Vice President, of Sonoco Products Company, a manufacturer of industrial and consumer packaging products. Before joining Sonoco, from 1990 to 1993, Mr. Browning was Chairman, President and Chief Executive Officer of National Gypsum, a manufacturer and supplier of building and construction products. Mr. Browning currently serves on the boards of directors of Acuity Brands, Inc. and ScanSource, Inc., and previously was a director of Wachovia Corporation until 2008, the Phoenix Companies, Inc. until 2009, Lowe's Companies, Inc. until 2014 and EnPro Industries, Inc. until 2015. Mr. Browning earned a B.A. in History from Colgate University and a M.B.A. from the University of Chicago. Mr. Browning was selected to serve on our Board because he possesses particular knowledge of our industry gained from his leadership positions with other major corporations in our industry and also has extensive corporate governance expertise.

        John J. Gavin has served as a member of our Board since 2014. Mr. Gavin served as a Senior Operating Advisor with LLR Partners, a growth-oriented private equity firm, from 2010 until 2017. Prior to LLR Partners, Mr. Gavin was Vice Chairman, Chief Executive Officer and President of Drake, Beam, Morin, Inc., or DBM, an international career management and transitions management firm. Before DBM, Mr. Gavin served as President and Chief Operating Officer of Right Management

Consultants, Inc., a global provider of integrated consulting solutions across the employment lifecycle. Mr. Gavin was employed from 1979 to 1996 and also served as a partner at Andersen Worldwide, or Andersen, from 1990 to 1996. Mr. Gavin currently serves on the board of Dorman Products, Inc. (NASDAQ: DORM), a supplier of replacement parts and fasteners for the automotive aftermarket. Mr. Gavin has also served as a director of the following publicly held companies during the past five years: Interline Brands, Inc. from 2005 to 2012, CSS Industries, Inc. from 2007 to 2013 and DFC Global Corp from 2007 to 2014. He also serves on the boards of various privately held companies. Mr. Gavin earned a B.B.A. in Accounting from Temple University. Mr. Gavin was selected to serve on our Board, and as the Chairman of our audit committee, because he possesses particular knowledge and experience in strategic planning and leadership of other major corporations and because of his experience as a Certified Public Accountant and former partner at Andersen.

        Theron I. Gilliam has served as a member of our Board since 2014. Mr. Gilliam has served as Chief Executive Officer of NES Global Talent, a global solutions company specializing in recruiting and deploying engineering talent to meet client needs in more than 65 countries, since November 2014. Mr. Gilliam was previously a Managing Director and Operating Partner of AEA, from November 2013 to November 2014. Prior to joining AEA, from January 2007 until April 2012, Mr. Gilliam was the CEO of Adecco Group North America, a multi-brand specialty staffing and workforce solutions company. Mr. Gilliam spent twenty years with PricewaterhouseCoopers LLP, and then IBM Business Consulting Services when it acquired PricewaterhouseCoopers Consulting in 2002. Mr. Gilliam led the global supply chain management consulting services business, as well as the Americas consumer, wholesale distribution and software industry practices. Mr. Gilliam is an independent director for Lennar Corporation (NYSE: LEN), one of the nation's leading homebuilders. Mr. Gilliam previously served as an independent director for Work Market, Inc., a technology and marketplace platform for enterprises to manage external labor, until January 2018. Mr. Gilliam earned a B.S. in Systems Engineering from the University of Virginia, School of Engineering and Applied Sciences and a M.B.A. from Columbia University. Mr. Gilliam was selected to serve on our Board because of his expertise in matters related to supply chain management and human resources.

        Brian R. Hoesterey has served as a member of our Board since 2014. Mr. Hoesterey is a Partner with AEA, which he joined in 1999, where he focuses on investments in the Specialty Chemicals and Value-Added Industrial Products sectors. Prior to joining AEA, Mr. Hoesterey was with BT Capital Partners, the private equity investment vehicle of Bankers Trust. Mr. Hoesterey has also previously worked for McKinsey & Co. and the investment banking division of Morgan Stanley. Mr. Hoesterey is currently a director of At Home Group Inc., Evoqua, Swanson Industries, Visual Comfort Group, Springs Window Fashions and Excelitas. Mr. Hoesterey was previously on the board of CPG International, Houghton, SRS, Henry Company, Unifrax, Pregis and Noveon. Mr. Hoesterey currently serves on the Oversight Committee for Patagonia Sur, a for-profit venture that invests in, protects and enhances scenically remarkable and ecologically valuable properties in Chilean Patagonia. Mr. Hoesterey earned a B.B.A. in Accounting, summa cum laude, from Texas Christian University and received a M.B.A., with honors, from Harvard Business School. Mr. Hoesterey was selected to serve on our Board because he possesses particular knowledge and experience in corporate finance, strategic planning and investments.

        Ronald R. Ross has served as a member of our Board since 2014. Mr. Ross is currently the Chairman of SRS, one of the largest roofing distributors in the U.S. For more than the last 24 years, Mr. Ross has served as either the Chief Executive Officer, Chairman, or as a member of the board of directors for several leading platforms in the building products distribution industry. Prior to joining SRS, Mr. Ross partnered with Brazos Private Equity Partners in 2002 to acquire Shelter Distribution, Inc., or Shelter, where he served as President and Chief Executive Officer. After growing Shelter's revenue and completing multiple acquisitions, Mr. Ross assisted in the sale of Shelter to Beacon Roofing Supply in 2005. Prior to his time at Shelter, Mr. Ross served as interim Chief

Executive Officer for MMI Products, Inc., a leading manufacturer and distributor of building products. From 1991 to 2000, Mr. Ross served first as President and Chief Executive Officer, and from 1994 as Chairman of the board of directors and as Chief Executive Officer of Cameron Ashley Building Products, a publicly traded building products distributor listed on the New York Stock Exchange. Mr. Ross has served on the board of directors of both the Builders Suppliers Corporation and the North American Building Materials Distributors Association, the leading building products distribution industry trade association. Mr. Ross received an M.B.A. from Pennsylvania State University as well as a B.S. from Husson College. Mr. Ross was selected to serve on our Board because he possesses particular knowledge and experience in strategic planning and leadership of other major corporations.

        J. Louis Sharpe has served as a member of our Board since 2014. Mr. Sharpe joined AEA in 1998 as an Associate and became a Partner in 2010. Mr. Sharpe focuses on AEA's investments in the Specialty Chemicals and Value-Added Industrial Products sectors. Mr. Sharpe currently serves on the board of VC GB Holdings, Inc., Visual Comfort Group and Springs Window Fashions. Mr. Sharpe previously served on the boards of Henry Company, RelaDyne, Inc. and SRS. Prior to joining AEA, Mr. Sharpe was in the investment banking division of Morgan Stanley. Mr. Sharpe earned a B.A. in Economics from Yale University. Mr. Sharpe was selected to serve on our Board because he possesses particular knowledge and experience in corporate finance, strategic planning and investments.

        J. David Smith has served as a member of our Board since 2014. Mr. Smith has served as the Chairman of the board of directors at Siamons International, Inc. since 2008, and as a member of the boards of directors of Commercial Metals Company since 2004 and both Henry Company and BlueLinx Holdings Inc. since 2017. Mr. Smith served as President of Alumax Fabricated Products, Inc. and as an officer of Alumax, Inc. from 1989 to 1996. Mr. Smith held the positions of Chief Executive Officer and President of Euramax International, Inc. beginning in 1996 and also served as the Chairman of its board of directors from 2002 until his retirement in 2008. Mr. Smith served as a director of Nortek, Inc., from February 2010 to August 2016, and was appointed to serve as the Chairman of the Nortek's board of directors in April 2012. Mr. Smith also served as member of the board of directors of DiversiTech, Inc. until 2015 and both Houghton International Inc. and Air Distribution Technologies, Inc. until 2014. Mr. Smith has extensive operating and management experience in private and public international metals and building products companies. Mr. Smith received a B.A. from Gettysburg College. Mr. Smith was selected to serve on our Board because he possesses particular knowledge and experience in strategic planning and leadership of other major corporations.

 PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Board is providing the Company's stockholders with the opportunity to cast an advisory vote on our executive compensation program, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This proposal is commonly known as a "say on pay" proposal.

        The section of this Proxy Statement entitled "Compensation Discussion and Analysis" describes the Company's executive compensation program that is designed to provide opportunities for our named executive officers to earn incentive compensation based on the achievement of company performance goals balanced with compensation elements intended to retain our management talent over the long-term. Having become a public company approximately on June 1, 2016, beginning in fiscal 2016, we have been implementing certain changes to our named executive officers' compensation packages to more closely align them with current public company market practices. As part of this strategy, we believe we utilize an appropriate mix of fixed and variable compensation elements, including salary, short-term cash bonus opportunities and long-term incentives in the form of equity-based compensation, to retain and motivate our named executive officers. We encourage you to review the section of this Proxy Statement entitled "Compensation Discussion and Analysis" for additional details.

        Under our Amended and Restated Bylaws, the below resolution will be approved if the votes cast "FOR" its approval exceed the votes cast "AGAINST" its approval. Abstentions and non-votes by brokers, banks and other nominee holders of record will not be counted as votes for or against the below resolution.

        The Board recommends that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers as follows:

    RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

        As an advisory vote, this proposal is not binding on the Company. However, the Compensation Committee and the Board value the opinions expressed by the Company's stockholders on this issue and will consider the outcome of this vote when making future compensation decisions for the named executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC'S COMPENSATION DISCLOSURE RULES.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        The discussion that follows describes the executive compensation program for our Chief Executive Officer, our Chief Financial Officer and our three next most highly paid executive officers during fiscal year 2018 as determined under the rules of the SEC (collectively referred to as our "NEOs"). For fiscal year 2018, our NEOs are listed below:

Name	Title
G. Michael Callahan, Jr.	President and Chief Executive Officer
H. Douglas Goforth	Vice President, Chief Financial Officer and Treasurer
Richard K. Mueller	Chairman of the Board
Richard Alan Adams	Senior Vice President of Operations
Craig D. Apolinsky	Vice President, General Counsel and Corporate Secretary

Background

        Beginning in 2014 and following the Acquisition, the compensation committee of our board of directors (the "Compensation Committee") has had and will continue to have the responsibility for reviewing the executive compensation arrangements in place for NEOs, and for structuring compensation in a way that maximizes long-term Company growth and aligns the interest of our management team with our stockholders.

        In connection with the Acquisition, each of our NEOs (other than Messrs. Goforth and Apolinsky) entered into an employment agreement following individual negotiations with AEA, which agreements were amended and restated effective as of May 1, 2015 (the employment agreements, as amended and restated, the "Original Employment Agreements"). The Employment Agreements (as defined below) generally set forth the material terms of the NEO's respective compensation package and are described in greater detail below in the section of this Proxy Statement entitled "Employment Agreements." AEA also adopted the 2014 GYP Holdings I Corp. Stock Option Plan (as now named the 2014 GMS Inc. Stock Option Plan, the "2014 Option Plan") for purposes of providing management team members equity compensation following the Acquisition, and as part of its negotiations with the Company's management team, AEA established a pool under the 2014 Option Plan and negotiated the size of grants to be made thereunder to members of the management which included our NEOs (other than Messrs. Goforth and Apolinsky). Mr. Goforth joined the Company as Chief Financial Officer in August 2014 and Mr. Apolinsky joined the Company as General Counsel in July 2015. As with our other NEOs, Mr. Goforth's and Mr. Apolinsky's respective compensation packages for fiscal 2017 are set forth in their employment agreements entered into in connection with their joining the Company (Mr. Goforth's and Mr. Apolinsky's employment agreements, together with the Original Employment Agreements, collectively the "Employment Agreements").

        During the fiscal year ended April 30, 2018, the Company approved the GMS Inc. Equity Incentive Plan (the "Equity Incentive Plan") as a critical tool for attracting qualified employee talent as we continue to build the Company, as well as for retaining, incentivizing and motivating our existing employees, consultants, and non-employee directors to drive the success of our business. The Equity Incentive Plan was approved by our stockholders on October 18, 2017. The Equity Incentive Plan gives the Company an adequate ability to grant the variety of types of equity awards needed to remain competitive in the marketplace. Going forward, grants will no longer be made under the 2014 Option Plan. In fiscal 2018 we began granting restricted stock units ("RSUs") in addition to stock options. RSUs provide a more predictable value to employees than stock options, and therefore are efficient tools in retaining and motivating employees, while also serving as an incentive to increase the value of the Company's stock. RSUs also can be a more efficient means of using equity plan share reserves because fewer RSUs are needed to provide a retention and incentive value as compared to awards of stock options.

Consideration of Last Year's Say-on-Pay Vote

        At the 2017 Annual Meeting of Stockholders, our say-on-pay proposal received strong support, garnering support from 99% of shares cast. The Company is pleased with these results and believes that stockholders have confirmed our executive compensation philosophy, policies and programs. The Compensation Committee took these results into account by continuing to emphasize our pay-for-performance philosophy which utilizes performance measures that provide incentives to deliver value to our stockholders.

Fiscal 2018 Compensation Goals and Philosophy

        For fiscal 2018, the objectives of the executive compensation program included the following:

  •
  balancing an entrepreneurial focus with the need to set and achieve pre-determined goals;

  •
  aligning with best practices and standards as determined by peer practices and institutional stockholders;

  •
  basing annual reward opportunities on performance measures linked to stockholders value creation;

  •
  providing substantial, but capped upside on cash incentives that is linked to superior performance; and

  •
  requiring a threshold level of performance in order for any award to be earned.

        At the request of the Compensation Committee, Aon Consulting, the Compensation Committee's independent advisor, presented a compensation benchmarking study to the Compensation Committee in July 2017 which included the peer group companies listed below. The benchmarking study was used as a comparative tool in the Compensation Committee's evaluation of the Company's executive compensation program in relation to companies believed to represent the appropriate comparable labor market for executive talent and to provide context for executive compensation.

        The peer group used in the study included the following companies:

A.O. Smith Corporation	Builders FirstCource, Inc.	MSC Industrial Direct Co. Inc.
Applied Industrial Technologies, Inc.	Fastenal Company	NCI Building Systems, Inc.
Armstrong World Industries, Inc.	Forterra, Inc.,	Ply Gem Holdings, Inc.
Atkore International Group Inc.	Foundation Building Materials	Pool Corporation,
Beacon Roofing Supply, Inc.	Installed Building Products, Inc.	Simpson Manufacturing Co., Inc.
BlueLinx Holdings, Inc.	Kaman Corporation	SiteOne Landscape Supply, Inc.
BMC Stock Holdings, Inc.	Lennox International Inc.	TopBuild Corp.
Boise Cascade Company	MRC Global Inc.	USG Corporation

        For fiscal 2018, the Compensation Committee implemented the following changes: (i) Mr. Callahan's base salary was increased from $725,000 to $750,000, (ii) Mr. Goforth's base salary was increased from $386,250 to $400,000, (iii) Mr. Adams' base salary was increased from $360,500 to $380,000, and his annual bonus opportunity range was set to a range of 60% to 120% of his base salary and (iv) Mr. Apolinsky's base salary was increased from $315,042 to $375,000.

        The Compensation Committee will continue to review base salaries and awards of cash bonuses and long-term incentives on an annual basis in order to determine whether the levels and allocation of the various elements of our NEOs' compensation packages are appropriate. The Compensation Committee will make its decisions taking into account the Chief Executive Officer's recommendations regarding the level and mix of compensation for our NEOs (other than for the Chief Executive Officer), including with respect to base salary, short-term incentive compensation and long-term incentive compensation. The Chief Executive Officer's recommendations will be developed in consultation with our Chief Human Resources Officer and other Company representatives.

        The appropriate mix and amount of compensation for each NEO vary based on the level of the executive's responsibilities and, as discussed above, were generally established at the time of the Acquisition (for Messrs. Goforth and Apolinsky, at the time they commenced employment with the Company. The Compensation Committee does not maintain any formal policy or formula for allocating the appropriate mix of compensation as it believes it is more important to remain flexible to respond to shifts in the marketplace in which the Company must compete to recruit and retain executive talent. Therefore, the Compensation Committee retains the authority to review our NEOs' compensation periodically and to use its discretion to adjust the mix of compensation and the amount of any element of compensation as it deems appropriate.

Base Salary

        We believe that the provision of base salary plays an important role in attracting and retaining top executive talent by providing executives with a predictable level of income. Base salaries represent a fixed portion of our NEOs' compensation and vary by job responsibility. The Compensation Committee reviews our NEOs' base salaries annually, though it may make periodic base salary adjustments in connection with an NEO's promotion, change in job responsibility, or when otherwise necessary for equitable reasons. In connection with its review and determination of base salaries, the Compensation Committee will consider market data, the level of the executive's compensation (individually and relative to the other executives), the level of the executive's performance and, for the base salaries for executives other than the chief executive officer, the recommendations of the chief executive officer.

        The following table sets forth our NEOs' base salaries for fiscal 2018:

Named Executive Officer	Base Salary ($)
G. Michael Callahan, Jr.	$750,000
H. Douglas Goforth	400,000
Richard K. Mueller	300,000
Richard Alan Adams	380,000
Craig D. Apolinsky	375,000

Annual Incentives

        The Company maintains the Annual Incentive Plan (the "AIP") in order to drive the Company's annual performance by linking variable compensation payments to achievement of individual and Company performance. Cash bonuses under the AIP are designed to support our strategic business, promote the maximization of Company profitability and encourage teamwork. In fiscal 2018, each of our NEOs, other than Mr. Mueller, was eligible to earn an annual cash bonus under the AIP, subject to the conditions described below. For fiscal 2018, Mr. Mueller did not participate in the AIP because of the focused nature of his services to the Company, but he was eligible for a discretionary bonus as determined by the Board (as further described below).

        Under the AIP, the Compensation Committee takes into consideration the Company's performance as measured against pre-established business and/or financial goals at different levels of the Company's operating structure. For fiscal 2018, annual bonuses were based upon achievement of Adjusted EBITDA goals (weighted 80%) and Working Capital Turns goals (weighted 20%), as set forth below. Adjusted EBITDA was selected because management uses this measure to review the Company's results. Working Capital Turns was selected because management of working capital is key to the

Company's success. Our NEOs other than Mr. Mueller are eligible to earn between 0% and 250% of annual base salary as set forth in the table below if the Company's threshold targets are met, with straight-line interpolation being applied for performance above threshold levels.

        The AIP performance targets and actual performance for fiscal 2018 are summarized below:

	Threshold	Target	Maximum	Actual Performance
Adjusted EBITDA(1) (in millions)	$199.9	$228.5	$274.2	$202.5
Working Capital Turns(2) as a percentage of annual net sales	18.6%	17.6%	16.1%	17.9%

(1)
Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and related items, income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.

(2)
Working Capital Turns equals the 12 month trailing average of trade accounts and notes receivable plus inventories less accounts payable, divided by annual net sales.

        In general, each of our NEOs (other than Mr. Mueller) is entitled to a target bonus equal to a percentage of his base salary, as set forth in the table below. The annual bonuses under the AIP are subject to adjustment by the Compensation Committee, at its discretion, based on the executive's individual performance and contribution to the Company during the year.

        The following table sets forth the annual bonus threshold, target and maximum, expressed as a percentage of base salary for our NEOs for fiscal 2018.

Officer	Threshold	Target	Maximum
G. Michael Callahan, Jr.	12.5%	125%	250%
H. Douglas Goforth	7.0%	70%	140%
Richard K. Mueller	—	—	—
Richard Alan Adams	6.0%	60%	120%
Craig D. Apolinsky	6.0%	60%	120%

        Based on the Company's actual performance in fiscal 2018 and straight-line interpolation being applied for performance above threshold levels, Adjusted EBITDA was achieved at 25% of target and Working Capital Turns was achieved at 100% of target, for a total weighted bonus performance payout of 40%. The following table sets forth the annual bonus earned in fiscal 2018 under AIP for our NEOs:

Officer	2018 Bonus
G. Michael Callahan, Jr.	$374,625
H. Douglas Goforth	111,888
Richard K. Mueller(1)	—
Richard Alan Adams	91,109
Craig D. Apolinsky	89,910

(1)
For fiscal 2018, Mr. Mueller was granted a discretionary bonus of $100,000 in recognition of his services to the Company. The payment was approved by the Compensation Committee.

Long-Term Incentive Plan

        As discussed above, the Company maintains a long-term incentive plan under which we may make grants of equity awards from time to time. The main objectives of the long-term incentive plan are to (1) directly link the executives to increasing stockholder value, (2) incentivize our executives to work towards the achievement of our long-term performance goals, (3) provide the Company a competitive means through which we may better attract able individuals to become executives and (4) retain executives for a multiple year period by providing these individuals with stock ownership opportunities. For the foregoing reasons, we believe that providing our NEOs long-term equity compensation further advances and aligns the interests of the Company and its stockholders. The Compensation Committee has the authority to make grants under the long-term incentive plan as it deems appropriate, and generally does so in connection with new hires or promotions within the Company.

        In June 2014, pursuant to the terms of their Employment Agreements, Messrs. Callahan and Adams were granted 718,708 and 269,512 options to purchase shares, respectively, which options were fully vested on April 1, 2018. Pursuant to the terms of his Employment Agreement, Mr. Goforth was granted 269,512 options to purchase shares on August 18, 2014, which options were fully vested on August 18, 2018. Pursuant to the terms of his Employment Agreement, Mr. Mueller was granted 60,948 options to purchase shares on June 2, 2016, which options vested as to 25% on June 2, 2017 and thereafter as to 6.25% on each of the first 12 quarterly anniversaries of June 2, 2016 such that the option grant will be fully vested on June 2, 2020. This grant contains a provision whereby Mr. Mueller will be paid, according to a schedule consistent with the vesting schedule of the options, the difference between the share price on April 30, 2015 and the price on the grant date of the related options, which totals $385,191. Pursuant to the terms of his option agreement, Mr. Apolinsky was granted 53,898 options to purchase shares on June 2, 2016, which options vested as to 25% on June 2, 2017 and thereafter as to 6.25% on each of the first 12 quarterly anniversaries of June 2, 2016 such that the option grant will be fully vested on June 2, 2020. This grant contains a provision whereby Mr. Apolinsky will be paid, according to a schedule consistent with the vesting schedule of the options, the difference between the share price on April 30, 2015 and the price on the grant date of the related options, which totals $340,635. We refer to the payments to Mr. Mueller and Mr. Apolinsky for the difference between the share price on April 30, 2015 and the price on the grant date of the related options as "Make-Whole Payments".

        On December 1, 2017, Mr. Apolinsky was granted 1,200 options to purchase shares of common stock and 3,512 RSUs under the Equity Incentive Plan. He was granted additional equity based on a comparative review of our executive compensation program relative to our peers. The options and RSUs vest ratably over three years on each of the first, second and third anniversaries of the date of grant (assuming continued employment). The historical grants to Messrs. Callahan, Goforth, Mueller and Adams described above were intended to serve as their equity compensation for a number of years; accordingly, they did not receive any equity grants in fiscal 2018.

        A description of the effect of a Change in Control on these options (as defined in the 2014 Option Plan) is below under "Payments upon Certain Events of Termination or Change in Control."

Retirement Benefits

        The Company provides retirement benefits to the NEOs, including matching contributions, under the terms of its tax-qualified defined contribution plan (the "401(k) Plan"). The NEOs participate in the 401(k) Plan on the same terms as our other participating employees. We believe that the retirement benefits provided under the 401(k) Plan are analogous to those provided by comparable companies. The Company does not maintain any defined benefit or supplemental retirement plans for any of its executive officers.

Employee Stock Purchase Plan

        The Company provides NEOs the opportunity to purchase the Company's common stock at a discount from the market price under the GMS Inc. Employee Stock Purchase Plan (the "ESPP"), which was approved during the fiscal year ended April 30, 2018. The NEOs participate in the ESPP on the same terms as our other participating employees. We believe that the benefits provided under the ESPP are analogous to those provided by comparable companies.

Perquisites and Other Personal Benefits

        The Company provides the NEOs with perquisites and other personal benefits that it believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. We believe that these benefits enable our executives to focus on our business and enhance their commitment to us. In fiscal 2018, Mr. Mueller was provided perquisites which included (i) use of a Company vehicle, (ii) provision of Netjets service for (x) all business trips and (y) up to 25 hours of personal use per year and a tax gross-up payment for this benefit and (iii) payment for unreimbursed medical expenses in an amount not to exceed $25,000 per year and a tax gross-up payment for this benefit. In fiscal 2018, Mr. Callahan was provided perquisites which included (i) use of a Company vehicle and (ii) provision of Netjets service for (x) all business trips and (y) up to 12 hours of personal use per year and a tax gross-up payment for this benefit. In fiscal 2018, Messrs. Adams, Apolinsky and Goforth were provided use of a Company vehicle. Each of our NEOs received Company matching contributions under the 401(k) Plan.

        The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs to confirm such levels are reasonable and continue to serve their intended retentive purposes.

Risk Analysis of Compensation Program

        The Compensation Committee has reviewed our compensation program to determine if the elements encourage excessive or unnecessary risk taking that is reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the Company's compensation program offers an appropriate mix of fixed compensation and short- and long-term variable compensation so as to mitigate the motivation to take high levels of business risk. As a result, the Compensation Committee believes that our compensation program does not encourage unreasonable risk taking that is reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

        To further align the interests of our senior leaders and independent members of the Board with our shareholders, in July 2018, the Board adopted stock ownership guidelines for our senior leaders and independent members of the Board. Pursuant to these guidelines, each senior leader or independent member of the Board is required to own specified levels of our common stock. Individuals are expected to meet the standards set forth in the guidelines within five years after the date of adoption of the guidelines or his or her promotion to a position included in the guidelines.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Code limits the Corporation's deduction for compensation paid to the NEOs named in the Summary Compensation Table to $1 million during the tax year, subject to certain permitted exceptions. Prior to enactment of the Tax Cuts and Jobs Act of 2017 (the "Tax Act"), this limitation did not generally apply to compensation paid to the chief financial officer or to qualifying performance-based compensation if certain requirements were met. Our long-term incentive plans have been structured so that awards of stock options may be granted in a manner that satisfies the exception under Section 162(m) of the Code for qualified "performance-based compensation," and similarly, the AIP has been structured so that annual performance-based incentive awards made thereunder may satisfy the exception under Section 162(m). A number of requirements must be met for particular compensation to so qualify, however, so there can be no assurance that any compensation awarded will be fully deductible under all circumstances. In addition, although the Compensation Committee considers the impact of Section 162(m) of the Code in making its compensation decisions, it believes the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, to maintain flexibility in compensating our executives, the Compensation Committee reserved the right to use its judgment to provide compensation that may not constitute qualified performance-based compensation.

        Pursuant to the Tax Act, the exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs, including our chief financial officer, in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Despite the Compensation Committee's efforts to structure certain of our incentive plans and awards to be exempt from Section 162(m) and therefore not subject to its deduction limits, there can be no assurance that these awards will be fully deductible because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit. In addition, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company's business needs.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis. Based on its review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

J. David Smith, Chairman
Peter C. Browning
Theron I. Gilliam Jr.

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

        The following table sets forth the cash and non-cash compensation paid to our NEOs for the fiscal years ended April 30, 2018, 2017 and 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
G. Michael Callahan, Jr.,	2018	$750,000	$—	$—	$—	$374,625	$76,901	$1,201,526
President and Chief	2017	725,000	—	—	—	906,250	31,642	1,662,892
Executive Officer(2)	2016	699,998	—	—	—	982,100	32,549	1,714,647
H. Douglas Goforth,	2018	400,000	—	—	—	111,888	15,409	527,297
Chief Financial Officer(3)	2017	386,250	—	—	—	270,375	16,354	672,979
	2016	374,998	—	—	—	273,585	12,276	660,859
Richard K. Mueller,	2018	300,000	100,000	—	—	—	209,919	609,919
Chairman(4)(5)	2017	300,000	200,000	—	582,663	—	28,849	1,111,512
	2016	441,546	200,000	—	—	—	27,933	669,479
Richard Alan Adams,	2018	380,000	—	—	—	91,109	13,162	484,271
Senior Vice President of	2017	360,500	—	—	—	180,250	12,772	553,522
Operations(6)	2016	350,009	—	—	—	196,420	—	546,429
Craig D. Apolinsky,	2018	375,000	—	44,988	44,989	89,910	160,306	715,193
General Counsel and	2017	315,042	—	—	515,265	189,025	14,779	1,034,111
Corporate Secretary(7)	2016	182,640	—	—	—	132,763	—	315,403

(1)
Compensation for stock awards and option awards represents the aggregate grant date fair value of the award, computed based on the number of awards granted and the fair value of the award on the date of grant. Assumptions used in the calculation of these award amounts are included in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2018.

(2)
The amount set forth under "All Other Compensation" for fiscal 2018 includes (i) matching contributions made to the GMS 401(k) Plan of approximately $2,308, (ii) the imputed value of Company-provided automobile of approximately $8,277, (iii) costs of approximately $34,518 attributable to personal usage of Company-provided aircraft and (vi) approximately $31,798 for the gross-up payment related to his personal usage of the Company-provided aircraft. The incremental cost to the Company of personal use of Company-provided aircraft is calculated based on the variable operating costs to the Company. We impose an annual limit of 12 hours on Mr. Callahan's non-business use of Company-provided aircraft.

(3)
The amount set forth under "All Other Compensation" for fiscal 2018 includes (i) matching contributions made to the GMS 401(k) Plan of approximately $5,489 and (ii) the imputed value of Company-provided automobile of approximately $9,920.

(4)
In fiscal 2018, Mr. Mueller was awarded a discretionary bonus of $100,000 in recognition of his services to the Company. The payment was approved by the Compensation Committee.

(5)
The amount set forth under "All Other Compensation" for fiscal 2018 includes (i) matching contributions made to the GMS 401(k) Plan of approximately $2,000, (ii) the imputed value of Company-provided automobile of approximately $9,813, (iii) costs of approximately $25,460 attributable to personal usage of Company-provided aircraft, (vi) approximately $7,255 for the gross-up payment related to his personal usage of the Company-provided aircraft, (v) tax gross-up payments of $6,683 related to unreimbursed medical expenses and (vi) a scheduled Make-Whole Payment to Mr. Mueller of $168,521. The incremental cost to the Company of personal use of Company-provided aircraft is calculated based on the variable operating costs to the Company. We impose an annual limit of 25 hours on Mr. Mueller's non-business use of Company-provided aircraft.

(6)
The amount set forth under "All Other Compensation" for fiscal 2018 includes (i) matching contributions made to the GMS 401(k) Plan of approximately $5,503 and (ii) the imputed value of Company-provided automobile of approximately $7,659.

(7)
The amount set forth under "All Other Compensation" for fiscal 2018 includes (i) matching contributions made to the GMS 401(k) Plan of approximately $1,215, (ii) the imputed value of Company-provided automobile of approximately $10,063 and (iii) a scheduled Make-Whole Payment to Mr. Apolinsky of $149,028.

 EMPLOYMENT AGREEMENTS

        We currently use employment agreements to retain our NEOs. As discussed above, the material terms of the Employment Agreements for our NEOs, other than Messrs. Goforth and Apolinsky, were established at the time of the Acquisition.

President and Chief Executive Officer (G. Michael Callahan, Jr.)

        On April 1, 2014 the Company entered into an employment agreement with Mr. Callahan, which was amended and restated effective as of May 1, 2015 and further amended effective as of May 1, 2016. Pursuant to Mr. Callahan's Employment Agreement, the initial employment term commenced on May 1, 2015 and would have expired on March 31, 2017. However, based on terms of the employment agreement, the employment agreement automatically renewed for a one-year extension and will continue do so unless either the Company or Mr. Callahan provides at least 90 days' written notice to the other of intent not to renew the term. The Employment Agreement provides that Mr. Callahan receives a base salary of $700,000 per year, subject to increase at the discretion of the Company and that he is eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. Mr. Callahan is also eligible to earn a target annual bonus equal to 125% of his base salary pursuant to the terms of the AIP, subject to satisfaction of performance goals and bonus criteria as determined by the Compensation Committee. In addition, Mr. Callahan is entitled to (a) the provision of Netjets service for (i) all business trips and (ii) personal travel not to exceed 12 hours per year and (b) use of a Company vehicle. Mr. Callahan's Employment Agreement also provides for severance upon certain terminations of employment, as described below under "—Payments upon Certain Events of Termination or Change in Control."

        As described earlier in the Compensation Discussion and Analysis, for fiscal 2018, Mr. Callahan's base salary was increased from $725,000 to $750,000 as approved by the Compensation Committee.

Chief Financial Officer (H. Douglas Goforth)

        On August 12, 2014 the Company entered into an employment agreement with Mr. Goforth, pursuant to which his initial employment term commenced on August 18, 2014 and would have expired on August 18, 2017. However, based on terms of the employment agreement, the employment agreement automatically renewed for a one-year extension and will continue do so unless either the Company or Mr. Goforth provides at least 90 days' written notice to the other of intent not to renew the term. The CFO Agreement provides that Mr. Goforth receives an annual base salary of $375,000, subject to increase at the discretion of the Compensation Committee and is eligible to receive a target annual bonus equal to 65% of his base salary, pursuant to the terms of the AIP, subject to satisfaction of performance goals and bonus criteria as determined by the Compensation Committee. Mr. Goforth's target annual bonus was subsequently increased to 70% of his base salary. Mr. Goforth's Employment Agreement also provides that Mr. Goforth is eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible and is entitled to the use of a Company vehicle. Mr. Goforth's Employment Agreement also provides for severance upon certain terminations of employment, as described below under "—Payments upon Certain Events of Termination or Change in Control."

        As described earlier in the Compensation Discussion and Analysis, for fiscal 2018, Mr. Goforth's base salary was increased from $386,250 to $400,000 as approved by the Compensation Committee.

Chairman (Richard K. Mueller)

        On April 1, 2014 the Company entered into an Employment Agreement with Mr. Mueller which was amended and restated effective as of May 1, 2015 (the "Chairman Agreement") in connection with his resignation from his position as Chief Executive Officer. Pursuant to the Chairman Agreement,

Mr. Mueller's employment term commenced on May 1, 2015 and expired on May 1, 2018. During the employment term, Mr. Mueller would serve as Chairman and would devote a percentage of his business time and attention to the Company as follows (expressed as a percentage of his business time allocated to the Company on an annual basis during the twelve-month period prior to May 1, 2015): (i) 50% during the first year of the employment term and (ii) 30% during each of the second and third years of the employment term. In addition, Mr. Mueller would be entitled to (a) the provision of Netjets service for (i) all business trips and (ii) personal travel not to exceed 25 hours per year, (b) use of a Company vehicle and (c) a payment for unreimbursed medical expenses incurred by Mr. Mueller or his dependents in the amount not to exceed $25,000 per year. Pursuant to the Chairman Agreement, the Company maintained an office space for Mr. Mueller's business use at a location near the executive's home in Atlanta, Georgia. Pursuant to the Chairman Agreement the executive was granted 60,948 options under the 2014 Option Plan on June 2, 2016 (the "Chairman Option Grant"). The Chairman Option Grant will vest as to 25% on the first anniversary of the date of grant and thereafter as to 6.25% on each quarterly anniversary of the date of grant such that the Chairman Option Grant will be fully vested on the fourth anniversary of the date of the grant. In addition, the Chairman Option Grant contains a provision for the Make-Whole Payment, whereby Mr. Mueller will be paid, according to a schedule consistent with the vesting schedule of the Chairman Option Grant, the difference between the share price on April 30, 2015 and the price on the grant date of the related options, which totals $385,191. The Chairman Agreement also provided for severance upon certain terminations of employment, as described below under "—Payments upon Certain Events of Termination or Change in Control."

        As described above, the Chairman Agreement expired by its terms on May 1, 2018. On July 24, 2018, the Compensation Committee approved a new compensation arrangement for Mr. Mueller. Effective August 1, 2018, Mr. Mueller's compensation consists of (i) annual base salary of $70,000, and (ii) an annual grant of restricted stock units with a grant date value of $105,000 under the Equity Incentive Plan. Mr. Mueller's restricted stock units were granted on August 1, 2018, and will vest on the first anniversary of the grant date.

Senior Vice President of Operations (Richard Alan Adams)

        On April 1, 2014 the Company entered into an employment agreement with Mr. Adams which was amended and restated effective as of May 1, 2015. Pursuant to Mr. Adams' Employment Agreement, the initial employment term commenced on May 1, 2015 and would have expired on May 1, 2017. However, based on terms of the employment agreement, the employment agreement automatically renewed for a one-year extension and will continue do so unless either the Company or Mr. Adams provides at least 90 days' written notice to the other of intent not to renew the term. The Employment Agreement provides that Mr. Adams would receive a base salary of $350,000 per year, subject to increase at the discretion of the Company and will be eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible, including use of a Company vehicle. Mr. Adams would also be eligible to earn a target annual bonus equal to 50% of his base salary with a maximum annual bonus opportunity of up to 100% of his base salary pursuant to the terms of the AIP, subject to satisfaction of performance goals and bonus criteria as determined by the Compensation Committee. Mr. Adam's target annual bonus was subsequently increased to 60% of his base salary. Mr. Adams' Employment Agreement also provides for severance upon certain terminations of employment, as described below under "—Payments upon Certain Events of Termination or Change in Control."

        As described earlier in the Compensation Discussion and Analysis, for fiscal 2018, Mr. Adams' base salary was increased from $360,500 to $380,000, and his annual bonus opportunity range was set to 60% to 120% of his base salary, as approved by the Compensation Committee.

General Counsel and Corporate Secretary (Craig D. Apolinsky)

        On June 30, 2015 the Company entered into an employment agreement with Mr. Apolinsky, pursuant to which his initial employment term commenced on July 20, 2015 and would have expired on July 20, 2018. However, based on terms of the employment agreement, the employment agreement automatically renewed for a one-year extension and will continue do so unless either the Company or Mr. Apolinsky provides at least 90 days' written notice to the other of intent not to renew the term. The Employment Agreement provides that Mr. Apolinsky will receive an annual base salary of $300,040, subject to increase at the discretion of the Compensation Committee and shall be eligible to receive a target annual bonus equal to 50% of his base salary, pursuant to the terms of the AIP, subject to satisfaction of performance goals and bonus criteria as determined by the Compensation Committee. Mr. Apolinsky's target annual bonus was subsequently increased to 60% of his base salary. The Employment Agreement also provides that Mr. Apolinsky is eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible and entitled to use of a Company vehicle. The Employment Agreement also provides for severance upon certain terminations of employment, as described below under "—Payments upon Certain Events of Termination or Change in Control." On June 2, 2016, Mr. Apolinsky was granted 53,898 options under the 2014 Option Plan consistent with the terms of the Chairman Option Grant, including the terms of the Make-Whole Payment.

        As described earlier in the Compensation Discussion and Analysis, for fiscal 2018, Mr. Apolinsky's base salary was increased from $315,042 to $375,000 as approved by the Compensation Committee.

 GRANTS OF PLAN-BASED AWARDS

        The table below sets forth information regarding all grants of awards made to the named executive officers during the fiscal year ended April 30, 2018. For further information regarding the terms of certain of these grants, see "Compensation Discussion and Analysis" above.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
							Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
G. Michael Callahan, Jr.	—	$93,750	$937,500	$1,875,000	—	—	$—	$—
H. Douglas Goforth	—	28,000	280,000	560,000	—	—	—	—
Richard K. Mueller	—	—	—	—	—	—	—	—
Richard Alan Adams	—	22,800	228,000	456,000	—	—	—	—
Craig Apolinsky	—	22,500	225,000	450,000	—	—	—	—
	12/1/2017	—	—	—	—	3,512	37.49	44,989
	12/1/2017	—	—	—	1,200	—	—	44,988

(1)
These columns, where applicable, show the range of possible payouts which were targeted for fiscal 2018 performance under the AIP as described above under "—Annual Bonuses". The following amounts were earned in fiscal 2018 under the AIP: Mr. Callahan, $374,625; Mr. Goforth, $111,888; Mr. Adams, $91,109; and Mr. Apolinsky, $89,910.

(2)
The grant date fair value for stock awards was computed based on the number of awards granted and the fair value of the award on the date of grant. Assumptions used in the calculation of these award amounts are included in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2018.

 OUTSTANDING EQUITY AWARDS AT FISCAL 2018 YEAR END

        The following table sets forth certain information with respect to outstanding options and RSUs held by each of our NEOs on April 30, 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)(1)
G. Michael Callahan, Jr.	449,196	—		$12.31	04/01/24	—		$—
H. Douglas Goforth	168,446	33,688	(2)	12.31	08/18/24	—		—
Richard K. Mueller	26,667	34,281	(3)	23.11	06/02/26	—		—
Richard Alan Adams	269,512	—		12.31	04/01/24	—		—
Craig D. Apolinsky	23,582	30,316	(3)	23.11	06/02/26	1,200	(4)	37,392
	—	3,512	(5)	37.49	12/01/27	—		—

(1)
Based on the closing price on the NYSE for our common stock on April 30, 2018, the last trading day of the fiscal year of $31.16.

(2)
These options will vest with respect to the remaining underlying shares in two equal installments on each quarterly anniversary of February 18, 2018, such that the options will be fully vested as of August 18, 2018.

(3)
One quarter of these options will vest on June 2, 2018, and the remaining options will vest with respect to the remaining underlying shares in eight equal installments on each quarterly anniversary of June 2, 2018, such that the options will be fully vested as of June 2, 2020.

(4)
These RSUs will vest with respect to the remaining underlying shares in three equal installments on each annual anniversary of December 1, 2017, such that the RSUs will be fully vested as of December 1, 2020.

(5)
These options will vest with respect to the remaining underlying shares in three equal installments on each annual anniversary of December 1, 2017, such that the options will be fully vested as of December 1, 2020.

OPTION EXERCISES AND STOCK VESTED

        None of our NEOs exercised stock options or had stock awards that vested during the fiscal year ended April 30, 2018.

PAYMENTS UPON CERTAIN EVENTS OF TERMINATION OR CHANGE IN CONTROL

        Pursuant to the terms of the Employment Agreement or Chairman Agreement, as applicable, our NEOs are entitled to receive certain payments in connection with certain termination events. With respect to Messrs. Callahan, Goforth, Adams and Apolinsky, in the event the NEO's employment is terminated by the Company other than for cause, death or disability (each, as defined in the respective Employment Agreement) or by the NEO for good reason (as defined in the respective Employment Agreement), the NEO shall be entitled to (i) base salary continuation for the Severance Period (as defined below); (ii) a pro-rata annual bonus for the year in which termination occurs and (iii) medical benefits continuation for the Severance Period and, to the extent the medical benefits continuation is taxable to the NEO, a tax gross-up payment for such benefit. The Severance Period for our NEOs (other than Mr. Mueller) is: 18 months for Mr. Callahan and 12 months for Messrs. Goforth, Adams and Apolinsky. In the event of a termination for any reason, Mr. Mueller is entitled to receive, in addition to any accrued benefits, a payment in each of the 24 months following the termination date in an amount that is sufficient, after deducting all applicable federal, state and local taxes, to permit

Mr. Mueller to pay the full amount of any monthly premium applicable to the medical and dental insurance programs of the Company in which Mr. Mueller participated prior to the termination date.

        With respect to our NEOs other than Mr. Mueller, in the event the NEO's employment is terminated by the Company for cause or on account of the NEOs death, disability or voluntary termination without good reason, the Company is obligated to pay the NEO any accrued benefits through the date of termination, which accrued benefits are quantified in the table below in the "Accrued Benefits" column. The amounts in the "Accrued Benefits" column represent four weeks' vacation pay.

        The following table describes the estimated value of payments that would have been due to the NEOs (other than Mr. Mueller) in the event that their employment was terminated by the Company due to a termination other than for cause, death or disability of the NEO or by the NEO for good reason on April 30, 2018. With respect to Mr. Mueller, the amount included in the table below is the estimated value of the payment that would have been due upon a termination of employment for any reason occurring on April 30, 2018.

Name	Accrued Benefits ($)	Base Salary ($)	Pro Rata Bonus ($)	Medical Coverage ($)	Total ($)
G. Michael Callahan, Jr.	$93,750	$1,125,000	$374,625	$17,027	$1,610,402
H. Douglas Goforth	33,333	400,000	111,888	22,869	568,091
Richard K. Mueller	25,000	—	—	50,000	75,000
Richard Alan Adams	31,667	380,000	91,109	11,351	514,127
Craig D. Apolinsky	31,250	375,000	89,910	22,869	519,029

        Additionally, our NEOs hold options issued pursuant to the 2014 Option Plan, which options, per their terms, become fully vested and exercisable upon a change in control. The following table describes the estimated present value of payments for unvested options to purchase shares that would have become vested upon a change in control, assuming that such change in control occurred on April 30, 2018.

Name	Number of Unvested Stock Options (#)(1)	Value of Unvested Stock Options ($)(2)	Outstanding Make-Whole Payments ($)(3)	Total ($)
G. Michael Callahan, Jr.	—	$—	$—	$—
H. Douglas Goforth	33,688	635,019	—	635,019
Richard K. Mueller	34,281	275,962	216,670	492,632
Richard Alan Adams	—	—	—	—
Craig D. Apolinsky(4)	30,316	244,679	191,607	435,651

(1)
Represents unvested options as of April 30, 2018.

(2)
Calculations with regard to stock options are based upon the fair market value of the Company's common stock as of April 30, 2018, or $31.16, less the exercise price.

(3)
Represents the outstanding Make-Whole Payments as of April 30, 2018, which payments would become fully vested upon a change of control.

(4)
Mr. Apolinsky also holds options and RSUs that were granted under the Equity Incentive Plan, which plan provides that in connection with a change in control, the Compensation Committee will determine whether outstanding awards will either: (a) be assumed or substituted for, with appropriate adjustments to the number, kind of shares, and exercise prices of the awards; or (b) terminate. If the Compensation Committee determined to accelerate vesting of these outstanding awards, the value that Mr. Apolinsky would receive is $37,392.

CEO PAY RATIO

        For fiscal 2018, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees of our company other than our CEO was approximately 21 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

Date Used to Identify Median Employee	February 28, 2018(1)
Measurement Period	Fiscal 2018
Employee Pool Used to Identify Median Employee	Our employee population (full-time, part-time, temporary and seasonal) of the Company and its consolidated subsidiaries consisted of approximately 4,580 individuals on February 28, 2018(2)
Compensation Measure Used to Identify Median Employee	Total gross wages as derived from the Company's payroll records(3)
Median Employee Annual Compensation	$56,297, calculated in the same manner as we calculated total compensation of the CEO in the Summary Compensation Table(4)
CEO Compensation	$1,201,526, as reported in the Summary Compensation Table
Pay Ratio	21:1

(1)
We determined our median employee as of February 28, 2018, which is within the last three months of fiscal 2018, as required by the pay ratio rule.

(2)
We excluded approximately 40 total individuals who became employees as a result of the acquisitions of ASI Building Products, LLC, Washington Builders Supply, Inc. and Southwest Building Materials, Ltd. during fiscal 2018 in accordance with an exemption under the pay ratio rule for acquisitions completed in the relevant fiscal year.

(3)
We identified our median employee by using a consistently applied compensation definition and chose total gross wages for all employees, excluding the CEO.

(4)
After identifying the median employee based on total gross wages, we calculated the annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table included in this Proxy Statement.

 STOCK

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of our common stock as of July 31, 2018:

  •
  each person or entity who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors and named executive officers; and

  •
  all of our directors and executive officers as a group.

        Information with respect to beneficial ownership has been furnished to us by each director, executive officer or stockholder listed in the table below, as the case may be. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after July 31, 2018, including any shares of our common stock subject to an option that has vested or will vest within 60 days after July 31, 2018. More than one person may be deemed to be a beneficial owner of the same securities.

        The percentage of beneficial ownership is based on 41,138,634 shares of common stock outstanding as of July 31, 2018.

        Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o GMS Inc., 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
5% Stockholders
AEA(1)(2)	6,825,058	16.6%
The Vanguard Group(3)	2,701,268	6.6%
Directors and Named Executive Officers
G. Michael Callahan, Jr.(4)	1,006,460	2.4%
H. Douglas Goforth(5)	243,415	*
Richard K. Mueller(6)	73,785	*
Richard Alan Adams(7)	441,512	1.1%
Craig D. Apolinsky(8)	36,684	*
Peter C. Browning(9)	30,474	*
John J. Gavin(10)	43,290	*
Theron I. Gilliam(11)	34,762	*
Brian R. Hoesterey(12)	—	—
Ronald R. Ross(13)	81,264	*
J. Louis Sharpe(12)	—	—
J. David Smith(14)	34,474	*
All executive officers and directors as a group(12 persons)	2,026,120	4.9%

*
Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
For purposes of this beneficial ownership table, we have excluded shares of common stock held of record by other parties to the stockholders' agreement or voting proxies with which AEA may be deemed to share beneficial ownership by virtue of voting provisions of such agreement or proxies. All of our stockholders prior to the IPO were parties to the stockholders' agreement. See "Certain Relationships and Related Party Transactions—Stockholders' Agreement."

(2)
Represents shares of our common stock held of record by AEA GMS Holdings LP ("AEA GMS Holdings"), whose general partner is AEA GMS Holdings GP LLC ("AEA GMS Holdings GP"). The members of AEA GMS Holdings GP are (i) AEA Investors Participant Fund V LP, (ii) AEA Investors QP Participant Fund V LP, (iii) AEA Investors Fund V LP, (iv) AEA Investors Fund V-A LP and (v) AEA Investors Fund V-B LP (the entities named in clauses (i) through (v), collectively, the "AEA Funds"). The AEA Funds are also limited partners of AEA GMS Holdings. The general partner of each of AEA Investors Participant Fund V LP and AEA Investors QP Participant Fund V LP is AEA Investors PF V LLC, whose sole member is AEA Investors LP. The general partner of each of AEA Investors Fund V LP, AEA Investors Fund V-A LP and AEA Investors Fund V-B LP is AEA Investors Partners V LP, whose general partner is AEA Management (Cayman) Ltd. Each of AEA GMS Holdings GP, the AEA Funds, AEA Investors PF V LLC, AEA Investors Partners V LP, AEA Investors LP and AEA Management (Cayman) Ltd. may be deemed to share beneficial ownership of the shares of our common stock held of record by AEA GMS Holdings, but each disclaims beneficial ownership of such shares. John L. Garcia, the Chairman and Chief Executive Officer of AEA Investors LP and the sole stockholder and director of AEA Management (Cayman) Ltd., may also be deemed to share beneficial ownership of the shares of our common stock held of record by AEA GMS Holdings, but Mr. Garcia disclaims beneficial ownership of such shares. For a description of our relationship with AEA, please see "Certain Relationships and Related Party Transactions."

The address for each of AEA GMS Holdings, AEA GMS Holdings GP, AEA Investors Participant Fund V LP, AEA Investors QP Participant Fund V LP, AEA Investors PF V LLC, AEA Investors LP and Mr. Garcia is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, NY 10103. The address for each of AEA Investors Fund V LP, AEA Investors Fund V-A LP, AEA Investors Fund V-B LP, AEA Investors Partners V LP and AEA Management (Cayman) Ltd. is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(3)
Represents beneficial ownership as of December 31, 2017, according to the Schedule 13G filed by The Vanguard Group on February 8, 2018. The Vanguard Group has sole voting power over 55,184 of these shares, shared voting power over 1,341 of these shares, sole dispositive power over 2,647,543 of these shares and shared dispositive power over 53,725 of these shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Includes (i) 128,950 shares of common stock held by the 2009 G. Michael Callahan, Jr. Family Trust and (ii) 449,196 shares of common stock issuable upon exercise of options held by Mr. Callahan that have vested or will vest within 60 days after July 31, 2018. Mr. Callahan may be deemed to share beneficial ownership of the shares of our common stock held of record by the 2009 G. Michael Callahan, Jr. Family Trust, but Mr. Callahan disclaims beneficial ownership of such shares.

(5)
Includes 167,134 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2018.

(6)
Represents shares of our common stock held of record by Second Bite Investments, LLC, of which Richard K. Mueller is the Chief Executive Officer. Mr. Mueller may be deemed to share beneficial ownership of the shares of our common stock held of record by Second Bite Investments, LLC, but Mr. Mueller disclaims beneficial ownership of such shares. Mr. Mueller is the Chairman of our board of directors and co-founded our Company in 1971. Mr. Mueller served as our Chief Executive Officer from 1990 until May 2015, and as our President from 1990 until 2013. Includes 34,285 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2018.

(7)
Includes 269,512 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2018.

(8)
Includes 30,320 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2018.

(9)
Includes 22,856 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2018. Mr. Browning is a member of our board of directors.

(10)
Includes 30,474 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2018. Mr. Gavin is a member of our board of directors.

(11)
Includes 24,762 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2018. Mr. Gilliam is a member of our board of directors.

(12)
Does not include 6,825,058 shares of our common stock held of record by AEA GMS Holdings. Messrs. Hoesterey and Sharpe are partners of AEA. Each of Messrs. Hoesterey and Sharpe serves on our board of directors as a representative of AEA, but each disclaims beneficial ownership of the shares of our common stock held of record by AEA GMS Holdings.

The address for each of Messrs. Hoesterey and Sharpe is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, NY 10103.

(13)
Includes 30,474 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2018. Mr. Ross is a member of our board of directors.

(14)
Includes 30,474 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2018. Mr. Smith is a member of our board of directors.

(15)
Includes 1,089,487 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors and each person who owns more than 10% of our outstanding Company common stock, to file reports of their stock ownership and changes in their ownership of our Company common stock with the SEC and the NYSE. These same people must also furnish us with copies of these reports and representations made to us that no other reports were required. We have performed a general review of such reports and amendments thereto filed in the fiscal year ended April 30, 2018. Based solely on our review of the copies of such reports furnished to us or such representations, as appropriate, to our knowledge all of our executive officers and directors, and other persons who owned more than 10% of our outstanding Company common stock, fully complied with the reporting requirements of Section 16(a) during the fiscal year ended April 30, 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The following is a description of transactions during the fiscal year ended April 30, 2018 to which we were a party in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or the consideration that we paid or received, as applicable, in connection with the transactions described below are comparable to terms available or amounts that would be paid or received, as applicable, in arms'-length transactions with parties unrelated to us.

Stockholders' Agreement

        Prior to our initial public offering, we, our Sponsor, certain members of management, and all of our existing stockholders prior to our initial public offering have entered into a stockholders' agreement in connection with the Acquisition. The stockholders' agreement contains, among other things, certain restrictions on the ability of the parties thereto to freely transfer shares of our stock. In addition, pursuant to the stockholders' agreement, the parties thereto agreed to vote their shares of our common stock on certain matters presented to the stockholders in the same manner that the Board and a majority of our stockholders vote on such matters. The foregoing transfer and voting provisions terminated upon completion of our initial public offering. However, following the consummation of our initial public offering, and for so long as our Sponsor holds an aggregate of at least 10% of our outstanding common stock, our Sponsor will be entitled to nominate at least one individual for election to our board, and our board and nominating committee thereof will nominate and recommend to our stockholders that such individual be elected to our board, and certain of our stockholders prior to the IPO have agreed to vote all of their shares to elect such individual to our board pursuant to the stockholders' agreement or voting proxies.

Registration Rights Agreement

        The parties to the stockholders' agreement described above also entered into a registration rights agreement in connection with the Acquisition. Pursuant to the registration rights agreement, certain holders have the right to require us to register these shares under the Securities Act under specified circumstances and have incidental registration rights as described below. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights

        Subject to certain restrictions, our Sponsor may request that we register all or a portion of its common stock for sale under the Securities Act. We will effect the registration as requested in writing by our Sponsor, unless in the good faith judgment of our Board, such registration would materially and adversely interfere with certain transactions involving the Company and should be delayed. We are not obligated to file a registration statement pursuant to these demand provisions on more than five occasions on Form S-1; however, our Sponsor is entitled to make an unlimited number of demands for registration on Form S-3.

Piggyback Registration Rights

        In addition, if at any time we register any shares of our common stock (other than pursuant to registrations on Form S-4 or Form S-8), the holders of all shares having registration rights are entitled to at least three business days notice of the registration and to include all or a portion of their common stock in the registration.

        In the event that any registration in which the holders of registrable shares participate pursuant to the registration rights agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited.

Other Provisions

        We will pay all registration and offering expenses, and the reasonable fees and expenses of a single special counsel for our Sponsor and a single special counsel for all other selling stockholders, related to any demand or piggyback registration. The registration rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify any selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them. A particular stockholder's shares shall no longer be considered registrable shares, to which demand and piggyback registration rights apply, when such shares have been disposed of under an effective registration statement or sold under Rule 144 of the Securities Act.

Other Relationships and Transactions

        We lease office and warehouse facilities from partnerships or entities owned by certain of our directors, executive officers and stockholders, including Richard K. Mueller, the Chairman of the Board, and G. Michael Callahan, Jr., our President and Chief Executive Officer. As of April 30, 2018, these leases had expiration dates through our fiscal year ending April 30, 2025. Rent expense related to these leases was approximately $0.8 million for the fiscal year ended April 30, 2018. As of April 30, 2018, future minimum payments under the terms of the leases aggregated approximately $2.0 million.

        During the fiscal year ended April 30, 2018, we purchased inventories from our former subsidiary, Southern Wall Products, Inc., or SWP, an entity with which Messrs. Mueller and Callahan are affiliated, through their direct or indirect ownership interests and through their position as director. Mr. Mueller owns, either directly or indirectly, 48.6% of the common stock outstanding of SWP as of April 30, 2018 and is a director of SWP. Mr. Callahan owns, either directly or indirectly, 2.5% of the common stock of SWP as of April 30, 2018 and is a director of SWP. We spun off SWP on August 31, 2012. Mr. Adams also serves as a director of SWP. We purchased inventory from SWP for distribution in the amount of approximately $14.0 million in the fiscal year ended April 30, 2018. The amount due to SWP for purchases of inventory for distribution as of April 30, 2018 was approximately $1.2 million. The approximate dollar value amount of Mr. Mueller's interest in these purchases was $6.8 million for the fiscal year ended April 30, 2018. The approximate dollar value amount of Mr. Callahan's interest in these purchases was $0.4 million for the fiscal year ended April 30, 2018. The approximate dollar value amount of Mr. Mueller's interest in the amount due to SWP as of April 30, 2018 was $0.6 million. The approximate dollar value amount of Mr. Callahan's interest in the amount due to SWP as of April 30, 2018 was $30,000. In addition, Messrs. Mueller and Callahan each received a payment of $80,000 from SWP in the fiscal year ended April 30, 2018 as consideration for serving on its board of directors.

Policies and Procedures for Related Persons Transactions

        Our Board has adopted a policy providing that the audit committee will review and approve or ratify transactions in excess of $120,000 of value in which we participate and in which a director, executive officer or beneficial holder of more than 5% of any class of our voting securities has or will have a direct or indirect material interest. Under this policy, the Board is to obtain all information it believes to be relevant to a review and approval or ratification of these transactions. After consideration of the relevant information, the audit committee is to approve only those related party transactions that the audit committee believes are on their terms, taken as a whole, no less favorable to us than could be obtained in an arms'-length transaction with an unrelated third party and that the audit committee determines are not inconsistent with the best interests of the Company. In particular, our policy with respect to related person transactions will require our audit committee to consider the benefits to the Company, the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or to employees generally. A "related person" is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons. All of the transactions described above were entered into prior to the adoption of this policy.

 OTHER MATTERS

Incorporation by Reference

        The Audit Committee Report shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are inactive textual references only.

Access to Reports and Other Information

        We file or furnish our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain such reports from the SEC's website at www.sec.gov.

        Our website is www.gms.com. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Corporate Secretary at 100 Crescent Center Parkway, Suite 800, Tucker, Georgia 30084.

List of Company Stockholders

        A list of our stockholders as of September 4, 2018, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.

Other Matters That May Come Before the Annual Meeting

        We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

* * * * *

By Order of the Board of Directors,
/s/ CRAIG D. APOLINSKY
Craig D. Apolinsky
Vice President, General Counsel and Corporate Secretary

Tucker, Georgia
August 28, 2018

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. GMS INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E50704-P13063 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. GMS INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! 1a. John J. Gavin 1b. Ronald R. Ross For Against Abstain 1c. J. David Smith ! ! ! ! ! ! 2. Ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending April 30, 2019. 3. Advisory vote to approve named executive officer compensation. NOTE: Such other business may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

GMS Inc. Annual Meeting of Stockholders Tuesday, October 30, 2018 1:00 p.m. local time GMS Inc. Headquarters 100 Crescent Centre Parkway, Seventh floor Tucker, Georgia 30084 Important information if you plan to attend the Annual Meeting in person You are entitled to attend the Annual Meeting only if you were a stockholder of record as of September 4, 2018 or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner, you should provide proof of beneficial ownership as of September 4, 2018, such as your most recent account statement prior to September 4, 2018, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. You may contact us by telephone at (800) 392-4619 to obtain directions to vote in person at the Annual Meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. E50705-P13063 GMS INC. Annual Meeting of Stockholders Tuesday, October 30, 2018 1:00 p.m. local time Proxy Solicited on Behalf of the Board of Directors of GMS Inc. for the Annual Meeting of Stockholders The undersigned hereby constitutes and appoints H. Douglas Goforth and Craig D. Apolinsky, and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of GMS Inc. common stock of the undersigned at the Annual Meeting of Stockholders of GMS Inc. to be held in the auditorium at our headquarters located at 100 Crescent Centre Parkway, Seventh floor, Tucker, GA 30084, on Tuesday, October 30, 2018, at 1:00 p.m. local time, and at any postponements or adjournments thereof, on Proposals 1 through 3 as specified on the reverse side hereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting. This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the director nominees and FOR Proposals 2 and 3. The Board of Directors recommends that you vote FOR each of the director nominees and FOR Proposals 2 and 3. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Messrs. Goforth and Apolinsky cannot vote these shares unless you sign, date and return this card or vote on the Internet or by telephone. If you vote by the Internet or telephone, please DO NOT mail back this proxy card. If you wish to attend the Annual Meeting in person, you should be prepared to present photo identification for admittance. Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on October 30, 2018. GMS INC. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of GMS INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E50706-P13063 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:September 4, 2018 Date: October 30, 2018Time: 1:00 p.m. local time Location: GMS Inc. Headquarters 100 Crescent Centre Parkway Seventh floor Tucker, Georgia 30084

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E50707-P13063 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before October 16, 2018 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: 1a. John J. Gavin 1b. Ronald R. Ross 1c. J. David Smith 2. Ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending April 30, 2019. 3. Advisory vote to approve named executive officer compensation. NOTE: Such other business may properly come before the meeting or any adjournment thereof. E50708-P13063 Voting Items

E50709-P13063